Exhibit 10.13
EXECUTION COPY — ELGIN
LEASE
between
CENTERPOINT PROPERTIES TRUST
Landlord,
and
ELGIN SWEEPER COMPANY, a Delaware corporation
Tenant
Dated: July 2, 2008

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TABLE OF CONTENTS
(continued)

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EXHIBTS & SCHEDULES

Exhibit A	Legal Description of Land
Exhibit B	Memorandum of Lease
Exhibit C	List of Other Leases
Exhibit D	Form of Estoppel Letter
Exhibit E	Form of Letter of Credit
Schedule 2.01	Base Rent
Schedule 7.03	Trade Fixtures and Personal Property

LEASE
     THIS LEASE (hereinafter the “Lease”) is made and entered into as of the 2nd day of July, 2008, by and between CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (hereinafter, “Landlord”), and ELGIN SWEEPER COMPANY, a Delaware corporation (hereinafter “Tenant”).
ARTICLE 1.
GRANT AND TERM
     1.01 Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, that certain property legally described on Exhibit A attached hereto and made a part hereof (the “Land”), consisting of an approximately 217,011 square foot building located on the Land and all improvements located thereon that exclusively serve the Premises (as hereinafter defined), and commonly known as 1300 W. Bartlett Road, Elgin, Illinois (the “Building”), subject to any covenants, conditions, agreements, easements, encumbrances and restrictions affecting the Land or the Building, including without limitation any such matters of record, as would be disclosed on a current survey, and/or as imposed by applicable law, as the same may be amended or waived (“Restrictions”).
          The Land, the Building and the improvements thereon and any and all replacements, additions and substitutions thereto from time to time are collectively referred to as the “Premises.”
     1.02 Term of Lease. The term hereof shall commence on July 2, 2008 (the “Commencement Date”) and shall expire on June 30, 2023 (the “Expiration Date”), unless earlier terminated or extended as provided in this Lease (the “Term”). If the Commencement Date occurs on a day other than the first (1st) day of a calendar month, Tenant shall pay a proportionate Base Rent in advance at the monthly rate set forth herein for such partial month.
     1.03 Lease Year Defined. As used in this Lease, the term “Lease Year” shall mean if the Commencement Date is July 2, 2008, the first Lease Year shall be the period commencing on the Commencement Date and ending on June 30, 2009 and each succeeding twelve (12) month period thereafter, and in the final Lease Year that period which falls in whole or in part during the Term.
     1.04 Compliance with Restrictions.
          (a) Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between Landlord and Tenant that:
     (i) This Lease is subject and subordinate to the Restrictions;
     (ii) Tenant shall comply with the Restrictions at all times and shall pay all amounts owing by, and perform all obligations thereunder which are the responsibility of the owner, lessee, or occupant of, the Premises (including, without limitation, the obligations of any “Party” under the Restrictions);
     (iii) As between Tenant and Landlord, Tenant shall be solely responsible for the obligations under the Restrictions as the same relate to the Premises;
     (iv) Tenant shall responsible for the consequences of any violation of the Restrictions without regard to its obligations hereunder and the indemnification agreement under Section 13.02 hereunder shall apply, without limitation, to any Losses (as defined in Section 13.02) arising from or relating to any such violation; and
     (v) Without regard to the obligations hereunder, which are distinct and separate obligations from those under the Restrictions, no right, power or privilege granted to Tenant hereunder may be exercised or enjoyed by Tenant and no term, covenant or conditions of this Lease benefiting Tenant or binding Landlord shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate or be in conflict with any term, covenant or condition of the Restrictions.
          (b) Subject to the limitations in this Lease, Tenant shall be entitled to enjoy the benefits of services, easements and privileges available to the owner or occupant of the Premises under the Restrictions.
          (c) Landlord, in its capacity as landlord under this Lease, agrees, during the Term, not to amend, modify or grant any approval or concession under the Restrictions or to enter into any new Restrictions or other covenant, condition, agreement, easement, encumbrance or restrictions affecting the Land, the Building or the Premises, without Tenant’s written consent, if such amendment, modification, or grant of approval or consent would adversely affect the Tenant’s operations at the Premises or result in increased monetary obligations for Tenant under the Restrictions.
          (d) Tenant agrees, during the Term, it has no legal right or authority to, and it shall not, amend, modify or grant any approval or concession under the Restrictions or to enter into any new Restrictions or other covenant, condition, agreement, easement, encumbrance or restrictions affecting the Land, the Building, or the Premises, without Landlord’s written consent.
          (e) Notwithstanding anything the contrary herein, it is agreed that Landlord may exercise extension options, rights of first refusal, rights of first offer, rights to purchase and other similar rights under the Restrictions and may deliver estoppels, and undertake other customary activities in its capacity as contemplated under the Restrictions.
ARTICLE 2.
RENT
     2.01 Base Rent. Tenant shall pay an annual base rent (hereinafter referred to as “Base Rent”) for the Premises to Landlord, without notice or demand in equal monthly installments.

Annual Base Rent for the first Lease Year shall equal One Million Two Hundred Sixty-Nine Thousand Five Hundred Fourteen and No/100 Dollars ($1,269,514.00) per Lease Year. The Base Rent for each subsequent Lease Year period during the Term, shall increase two percent (2%) from the Base Rent payable in the prior Lease Year period (See Schedule 2.01 attached hereto and made a part hereof). Base Rent shall be payable in equal monthly installments (hereinafter referred to as “Monthly Base Rent”), in advance, on the first (1st) day of the Term and on the first (1st) day of each calendar month thereafter of the Term, and at the same rate for fractions of a month if the Term begins on any day except the first day of a calendar month or ends on any day except the last day of a calendar month. The first installment of Monthly Base Rent or the appropriate portion thereof if the Commencement Date is not the first day of a month, shall be due and payable on the Commencement Date.
     2.02 Manner of Payment. Base Rent, Rent Adjustments (as defined below), and all other amounts becoming due from Tenant to Landlord hereunder (hereinafter collectively referred to as “Rent”) shall be paid in lawful money of the United States to Landlord at 2023 Paysphere Circle, Chicago, Illinois 60674, or as otherwise designated from time to time by written notice from Landlord to Tenant.
     2.03 Net Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, and that any Base Rent, Rent Adjustments, and other items of Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease or by operation of law. This is a net lease and Base Rent, Rent Adjustments, Impositions, and all other items of Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense, except as otherwise specifically set forth herein. Tenant shall enforce any rights against Landlord in an independent action. This Lease shall not terminate, and Tenant shall not have any right to terminate this Lease, during the Term (except as otherwise expressly provided herein). Except as provided under bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (i) the exercise of any remedy, including foreclosure, under any mortgage (subject to Tenant’s non-disturbance rights), (ii) any action with respect to this Lease which may be taken by Landlord under the Federal Bankruptcy Code or otherwise, (iii) the taking of the Premises or any portion thereof (except as specifically provided in Article 15 hereof), (iv) the prohibition or restriction of Tenant’s use of the Premises under any laws or otherwise unless attributable to the intentional misconduct of Landlord, or (v) the destruction of the Premises or any portion thereof. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing agreement. Each party shall reflect the transaction represented hereby in all applicable books, records and reports (including income tax filings) in a manner consistent with “true lease” treatment rather than “financing” treatment to the extent permitted by law and applicable accounting principles.
     2.04 Definition of CPI Adjustment. The “CPI Adjustment” means the increase in the applicable amount by multiplying the applicable amount by a fraction, the numerator of which is the CPI published for the last calendar month, 3 months immediately prior to the last month of such applicable Lease Year Period and the denominator of which is the CPI published for the calendar month, 3 months immediately preceding the start of the Commencement Date. As used in this Lease, “CPI” means the Consumer Price Index for All Urban Consumers, U.S. All Items (1982-84 = 100) as published by the U.S. Department of Labor, Bureau of Labor Statistics, or if the publication of that index is discontinued, such other reliable governmental or other reputable publication reasonably selected by Landlord which reflects the then broad range of economic factors represented in the Consumer Price Index as to such location.
     2.05 Fair Value. For purposes of this Lease, “Fair Value” shall mean (subject to further determination below) Landlord’s determination, utilizing its reasonable judgment, of an annual amount per rentable square foot for a term equivalent to the period for which Fair Value is being determined beginning with the first (1st) day of the subject period that a willing tenant leasing comparable space to the Premises would pay and a willing landlord in the metropolitan area where the Premises are located (the “Market”) would accept at arm’s length, giving appropriate consideration to annual rental rate per rentable square foot, rental escalations, concessions, abatements, tenant improvement allowances, length of lease term, size and location of the premises being leased, and other generally applicable terms and conditions prevailing for comparable space in comparable properties located in the Market. Landlord’s determination of the Base Rent amount shall be provided to Tenant within sixty (60) days of Landlord’s receipt of Tenant’s exercise of its Extension Option notice (“Base Rent Notice”). In the event Tenant disagrees with Landlord’s Fair Value determination as set forth in the Base Rent Notice, Tenant shall, within thirty (30) days after receipt of the Base Rent Notice, furnish Landlord with a written notice of its objection (“Tenant’s Objection Notice”). If Tenant’s Objection Notice is not delivered to Landlord within said 30-day period, the Base Rent shall be the Base Rent set forth in the Base Rent Notice to Tenant. If Tenant delivers Tenant’s Objection Notice, Landlord and Tenant shall then have thirty (30) days (the “Negotiation Period”), to use good faith efforts to reach an agreed upon Base Rent amount for the applicable Extension Period. If Tenant’s Objection Notice is delivered to Landlord and Landlord and Tenant are unable to reach agreement, the Base Rent for the Extension Period shall be established as follows:
          (a) No later than twenty (20) days following expiration of the Negotiation Period, Tenant and Landlord shall each select an appraiser of their choice and give the other written notice of such appraiser’s name, address and telephone number. The two appraisers shall then have thirty (30) days to agree upon the Fair Value.
          (b) If the two appraisers can not agree upon Fair Value within said thirty (30) day period, then the two appraisers so selected by Landlord and Tenant shall select a third appraiser within fifteen (15) days after expiration of said thirty (30) day period, and shall furnish Landlord and Tenant written notice of such third appraiser’s name, address and telephone number. The three appraisers shall each then have thirty (30) days to make their determination as to Fair Value and to notify Landlord and Tenant.
          (c) All appraisers selected pursuant to this provision shall be M.A.I. appraisers, unless Landlord and Tenant shall otherwise agree in writing, each having at least ten (10) years experience with commercial property in the Market. Each of the three (3) selected appraisers shall then determine the Fair Value of the Premises for the applicable Extension

Period and the Base Rent hereunder, as applicable, shall be determined to be the average of two (2) closest appraisals for each such Extension Period.
          If the procedure set forth above is implemented, and if for any reason whatsoever including, without limitation, the institution of any judicial or other legal proceedings, the Base Rent for the Extension Period has not been finally determined prior to the first day of said Extension Period, then the amount of the Base Rent previously payable under the Lease for the prior period shall be the Base Rent previously payable under this Lease until such time as the Base Rent is finally determined as set forth above, and Landlord and Tenant shall, by appropriate payments to the other, correct any overpayment or underpayment which may have been made prior to such final determination.
          If the appraisers selected by Landlord and Tenant fail to appoint the third appraiser within the time and in the manner prescribed above, then Landlord and/or Tenant shall promptly apply to the nearest office to where the Premises are located of the American Arbitration Association for the appointment of the third appraiser.
          All fees, costs and expenses incurred in connection with obtaining the appraisals and the arbitration procedure set forth in this section shall be shared equally by Landlord and Tenant; however, Landlord and Tenant shall each bear their own attorneys’ fees incurred with respect to this procedure and the cost of the appraiser selected directly by such party.
     2.06 Additional Rent. All amounts and charges payable by Tenant under this Lease in addition to the Base Rent described in Section 2.01 above (including, without limitation, Rent Adjustments and payments for Impositions) shall be considered additional rent for the purposes of this Lease, and the word “rent” in this Lease shall include such additional rent unless the context specifically or clearly implies otherwise.
     2.07 Late Charge/Interest. Tenant acknowledges that its late payment of Base Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impractical to fix. Therefore, if any future payment of Base Rent, or any portion thereof, is not received by Landlord within five (5) days of the date when due, then upon the second occurrence of any late payment of Base Rent in any twelve (12) month period and thereafter during such twelve (12) month period, Tenant shall promptly pay to Landlord a late charge equal to three percent (3%) of the unpaid amount (“Late Charge”). Such Late Charge is in addition to any interest due pursuant to the Delinquency Rate pursuant to the last sentence of this Section 2.05. Landlord and Tenant agree that the Late Charge (plus interest) represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for, its loss suffered by such non payment by Tenant. If any installment of Base Rent is not paid prior to a Default occurring, Landlord shall be entitled to receive the payment of interest at the Default Rate on such unpaid installment of rent from the date such installment became due and payable through the date payment was made by Tenant.
     2.08 Late Fees, Default Interest and other Penalties under the Restrictions. If Tenant fails to pay any amount owing under the Restrictions, and a late fee or default interest, or other penalty is imposed on or becomes due and payable by Landlord, Tenant shall pay to Landlord upon demand any such amount so charged. Landlord may elect to pay such amount to the party entitled thereto prior to any payment by Tenant hereunder, and Tenant shall reimburse Landlord for any such amount within twenty (20) business days after Landlord’s demand therefor.
ARTICLE 3.
IMPOSITIONS
     3.01 Tenant to Pay Taxes. In addition to the Base Rent payable by Tenant hereunder, Tenant shall pay Landlord, to be held in a tax escrow account (the “Tax Escrow”), the Tax Adjustment Deposit described in this Section 3.01. The Tax Escrow will be a separate account held at a financial institution and not be commingled with Landlord’s other assets or accounts. Interest will be paid on all sums held in the Tax Escrow at prevailing market rates. Until such time as Tenant receives the first Adjustment Statement provided for in clause (c) of this Section 3.01, Tenant shall, commencing on July 1, 2008 and on the first day of each and every month thereafter, make the Initial Monthly Tax Deposit specified herein.
          (a) For the purposes of this Lease:
     (i) The term “Lease Year” shall mean the one year period beginning July 1, 2008 and ending June 30, 2009 and each subsequent one year period thereafter during the Term.
     (ii) The term “Initial Monthly Tax Deposit” shall mean Thirty Nine Thousand Seven Hundred Twenty-Five and No/100 Dollars ($39,725.00) for Taxes, as may be adjusted from Lease Year to Lease Year.
     (iii) The term “Tax Adjustments” shall mean all amounts owed by Tenant as on account of Taxes.
     (iv) The term “Tax Adjustment Deposit” shall mean an amount equal to Landlord’s reasonable estimate of Tax Adjustments due for any Lease Year made from time to time during the Term.
     (v) The term “Taxes” shall mean real estate taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which accrue during the Term and are levied or assessed or become a lien against the Project or any portion thereof in any Lease Year during the Term and any tax in substitution of any of the foregoing. If for any special assessment imposed on the Project the assessing authority permits Tenant to pay the special assessment in installments, then only the amount of each installment, as and when so permitted to be paid, shall be included in Taxes for the period during which such installment would become payable by Tenant, whether or not Tenant actually elects to pay such special assessments in such permitted installments.
          (b) The amount of Taxes attributable to a Lease Year shall be the amount assessed for any such Lease Year, even though the assessment for such Taxes may be payable in a different Lease Year. Tenant shall pay directly all Taxes payable in calendar year 2008 and the first installment of 2008 Taxes payable in 2009. The funds held in the Tax Escrow shall first be used to pay the second Installment of Taxes for the 2008 tax year due and payable in 2009 and Landlord thereafter will make available or pay when presented the Taxes for all subsequent Lease Years. Each Lease Year thereafter, the Initial Monthly Tax Deposit shall be reduced or increased as appropriate to fund or credit Tenant for interest, overages or deficiencies in the Tax Escrow and such that sufficient funds are available to pay all Taxes when due.
          (c) As soon as reasonably feasible after the expiration of each Lease Year, Landlord will furnish Tenant a statement (“Adjustment Statement”) showing the following:
     (i) Taxes for the Lease Year last ended and the amount of Taxes due and payable by Tenant for such Lease Year;
     (ii) The amount of Tax Adjustments due Landlord for the Lease Year last ended, less credits for Tax Adjustment Deposits paid, if any;
     (iii) The Tax Adjustment Deposit due for the current Lease Year as reasonably determined; and
     (iv) Interest earned on funds held in the Tax Escrow.
Upon request from Tenant, Landlord shall provide supporting documentation for the Taxes and interest payments included in the Lease Year covered by the Adjustment Statement.
          (d) Within thirty (30) days after Tenant’s receipt of each Adjustment Statement, Tenant shall pay to Landlord:
     (i) The amount of Tax Adjustment shown on said statement to be due Landlord for the Lease Year last ended; plus
     (ii) The amount, which when added to the Tax Adjustment Deposit theretofore paid in the current Lease Year, would provide that Landlord has then received such portion of the Tax Adjustment Deposit as would have theretofore been paid to Landlord had Tenant paid one-twelfth (1/12) of the Tax Adjustment Deposit, for the current Lease Year, to Landlord monthly on the first day of each month of such Lease Year.
     Commencing on the first day of the first month after Tenant’s receipt of each Adjustment Statement, and on the first day of each month thereafter until Tenant receives a revised or updated Adjustment Statement, Tenant shall pay to Landlord one-twelfth (1/12) of the Tax Adjustment Deposit shown on said statement. During the last complete Lease Year, Landlord may include in the Tax Adjustment Deposit its reasonable estimate of the Tax Adjustment which may not be finally determined until after the expiration of the Term. The Tenant’s obligation to pay the Tax Adjustment accruing during the Term shall survive the Term. Landlord shall promptly repay to Tenant at the expiration of the Term and promptly after determination thereof, any overpayment made by Tenant with respect to Taxes, which obligation shall survive the expiration or termination of the Lease.
          (e) Tenant’s payment of the Tax Adjustment Deposit for each Lease Year shall be credited against the Tax Adjustments for such Lease Year. All Tax Adjustment Deposits may not be commingled and shall be held in a separate interest bearing account for the benefit of Tenant.
          (f) Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the items in the Adjustment Statement during normal business hours at any time following the furnishing by Landlord to Tenant of such Adjustment Statement. Any amount due to Landlord as shown on any such Adjustment Statement, whether or not written exception is taken thereto, shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the Adjustment Statement, without prejudice to, any such written exception.
     3.02 In addition to the Tax Adjustments, provided Landlord makes the funds in the Tax Escrow available, Tenant shall pay or cause the Taxes to be paid, in a timely manner and as hereinafter provided. Each such installment of Taxes, shall be paid before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, by law, any Taxes may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same in such installments and shall be responsible for the payment of such installments only, provided that all such installment payments relating to periods prior to the date definitely fixed for the expiration of the Term or earlier termination of the Lease are required to be made prior to the Expiration Date or such termination. Notwithstanding anything contained in this Section 3.01 to the contrary, “Taxes” shall include all charges which are assessed, levied or imposed, which actually become due and payable during the Term, or which otherwise arise during the Term but which are not due and payable until after the expiration of the Term, and Tenant shall promptly pay such items as and when they become due and payable.
     3.03 Receipt of Payment. If requested by Landlord, Tenant shall furnish to Landlord, within thirty (30) business days after such request (or such shorter period of time as may be necessary to avoid a default under any relevant agreement or penalty under law), evidence reasonably satisfactory to Landlord evidencing the payment of the Imposition.
     3.04 Fiscal Periods. Any Taxes accruing with respect to the Premises, relating to a fiscal period of the imposing authority, a part of which period is included within the Term and a part of which is included in a period of time after the expiration of the Term hereof shall be apportioned between Landlord and Tenant. The foregoing obligations shall survive expiration or termination of the Term.
     3.05 Contest. Tenant shall have the right to contest the amount or validity, in whole or in part by appropriate proceedings diligently conducted in good faith, after payment of such Taxes, unless such payment would operate as a bar to such contest, in which event, notwithstanding the provisions of Section 3.01 hereof, payment of such Taxes shall be postponed if and only as long as:

          (a) neither the Premises nor any part thereof would, by reason of such postponement or deferment, be, in the reasonable judgment of Landlord, in danger of being forfeited, lost or adversely affected;
          (b) such contest shall not subject Landlord or any Mortgagee (as hereinafter defined) to the risk of any criminal or civil liability; and
          (c) such contest shall not constitute a default under the Restrictions.
          Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Taxes or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith, and upon such payment, Landlord or Depositary, as the case may be, shall pay to Tenant, with any interest accrued thereon, any amount deposited with it in respect of such Taxes as aforesaid, provided, however, that Landlord or Depositary, as the case may be, if requested by Tenant, shall disburse said moneys on deposit with it directly to the imposing authority to whom such Taxes is payable.
     3.06 Reduction of Assessed Valuation. Subject to the provisions of Section 3.05, Tenant shall have the right to seek a reduction in the assessed valuation of the Premises for real property tax purposes and to prosecute any action or proceeding in connection therewith.
     3.07 Joinder of Landlord. Landlord shall not be required to join in any proceedings referred to in Section 3.05 or 3.06 hereof unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event, Landlord shall join and reasonably cooperate in such proceedings but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse and indemnify Landlord for any and all costs or expenses which Landlord may sustain or incur in connection with any such proceedings.
     3.08 Evidence of Imposition. Any certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition asserting nonpayment of such Imposition shall be prima facie evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.
ARTICLE 4.
USE
     4.01 Use. Tenant may use and occupy the Premises for any lawful purpose. Tenant shall have no obligation to operate within the Premises. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord’s right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied (i) contrary to any Restriction or any statute, rule, order, ordinance, requirement, regulation or restrictive covenant applicable thereto, and shall at all times comply with same, (ii) in any manner which would violate any certificate of occupancy, (iii) in any manner which would render the insurance void, (iv) in any manner which would cause structural injury to the Building, (v) in any manner which would cause the value or usefulness of the Premises or any part thereof to permanently diminish or (vi) in a manner which would constitute a public or private nuisance or waste. Tenant agrees that it will, promptly upon discovery of any such use, promptly notify Landlord and take all necessary steps to compel the discontinuance of such use.
ARTICLE 5.
UTILITIES
     5.01 Payment for Utilities. During the Term, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Premises or chargeable against the Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the Term, Tenant shall pay for all utilities or services at the Premises used by it or its agents, employees or contractors.
     5.02 Utilities. Tenant shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the State in which the Premises are located or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to the Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this paragraph shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve the Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Premises with adequate utility services. Tenant may elect to cause the separate metering of utilities to various portions of the Building. If Tenant makes such an election, the costs of such separate metering shall be at the sole and exclusive cost of Tenant. In the event Tenant fails to pay any such charge or fee contemplated by this Section 5.02, Landlord shall have the right, but not the obligation, to pay such charges or fees on Tenant’s behalf and Tenant shall reimburse Landlord for such utility charge at the default rate of interest on all amounts owed until paid upon Landlord’s demand therefor. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 5 resulting from any cause (other than Landlord’s wrongful acts) shall not make Landlord liable in any respect for damages to any person, property or business, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease.
ARTICLE 6.
INSURANCE
     6.01 Tenant’s Insurance.
          (a) Tenant shall:
     (i) keep the Building and the improvements on the Premises insured against loss or damage by fire, windstorm, tornado and hail and all other hazards covered by the usual extended coverage and “all risk” endorsements of whatsoever kind (“Property Insurance”), including, without limitation, coverage for loss or damage by water, flood (if required by Landlord), sprinkler leakage, subsidence, building ordinance for legal non-conforming use, if applicable. Such Property Insurance shall be (x) sufficient to prevent Landlord and Tenant from becoming co-insurers under provisions of applicable policies of insurance, and (y) in the amount not less than one hundred percent (100%) of the “Replacement Cost” of the Building.
     (ii) provide and keep in force general commercial liability insurance (“Liability Insurance”) against liability for bodily injury and death and property damage, such Liability Insurance to be not less than Two Million Dollars and No/100 ($2,000,000.00) combined single limit per occurrence and Two Million Dollars and No/100 ($2,000,000.00) annual general aggregate for liability for bodily injury, death and property damage, and not less than Two Million Dollars and No/100 ($2,000,000.00) excess liability coverage, and shall include the Premises and all sidewalks adjoining or appurtenant to the Premises, shall contain blanket contractual coverage and shall also provide the following protection:
     (1) completed operations;
     (2) personal injury protection;
     (3) employees as additional insured coverage;
     (4) Blanket Contractual Liability coverage; which includes Landlord as additional insured as Landlord’s interest may appear as respects the Premises as defined in this Lease;
     (iii) provide and keep in force workers’ compensation and occupational disease providing statutory benefits for all persons employed by Tenant at or in connection with the Premises;
     (iv) provide and keep in force business interruption insurance that provides coverage for lease payments as a continuing expense during the period of interruption, but not to exceed 12 months;
     (v) if a sprinkler system shall be located in any portion of the Building, provide and keep in force sprinkler leakage insurance in amounts reasonably required by Landlord;
     (vi) provide and keep in force boiler, machinery and pressure vessel insurance in an amount not less than Five Hundred Thousand and No/100 Dollars ($500,000.00) per occurrence on a combined basis covering direct property loss and loss of income and providing for all steam, mechanical and electrical equipment, including, without limitation, all boilers, unfired pressure vessels, piping and wiring; and

     (vii) provide and keep in force such other insurance and coverages and in such amounts as may from time to time be reasonably required by Landlord or any Mortgagee against such other insurable hazards as at the time are commonly insured against in the case of prudent owners of like buildings and improvements.
          (b) Whenever, under the terms of this Lease, Tenant is required to maintain insurance, Landlord shall be an additional named insured for Liability Insurance and loss payee for Property Insurance. If the Premises shall be subject to any Mortgage, the Liability Insurance shall, if required by such Mortgage, name the Mortgagee as an additional named insured, under a standard “noncontributory mortgagee” endorsement or its equivalent and the Property Insurance shall, if required by such Mortgage, name the Mortgagee as a loss payee, and permitting the Mortgagee to collect all proceeds pertaining to the damaged mortgage property thereunder, subject to the terms of this Lease.
          (c) Coverage amounts with respect to any insurance required hereby shall be increased or decreased every fifth (5th) Lease Year during the Term (subject to CPI adjustment), other than with respect to Section 6.01(a)(i) which will always be maintained at one hundred percent (100%)of the Replacement Cost of the Building. For purposes of calculating fluctuations in the CPI, the calendar year 2008 shall be considered the base year (the “Base Year”). With respect to the coverage amounts, the initial requirements hereinabove stated shall constitute the “Base Amount”, and the Base Amount, as adjusted by the CPI pursuant hereto, shall be the “Adjusted Amount”. The Adjusted Amount shall be determined as follows: The Base Amount shall be increased or decreased to equal the product obtained by multiplying (i) the Base Amount by (ii) a fraction, the numerator of which is the CPI for the then expiring Lease Year, and the denominator of which is the CPI for the Base Year. For each such adjustment, the Base Amount used for the initial calculation shall continue to be used for each subsequent application of this provision. Notwithstanding anything to the contrary herein, coverage amounts shall never be less than the amounts stated in Section 6.01(a) above.
     6.02 Payment of Losses.
          (a) Subject to Article 14, the loss under all policies required by any provision of this Lease insuring against damage to the Building by fire or other casualty shall be payable:
     (i) to Tenant, as trustee, if the amount thereof is less than Five Hundred Thousand and No/100 Dollars ($500,000.00), otherwise to the Depositary.
If a loss shall be payable to Tenant, as trustee, Tenant, provided that there is no Default by Tenant hereunder, (1) shall hold the insurance proceeds with respect to such loss in trust for the sole purpose of paying the cost of the Restoration, and (2) shall apply such proceeds first to the payment in full of the cost of the Restoration before using any part of the same for any other purpose. Tenant shall give Landlord notice of completion of the Restoration within thirty (30) days thereafter. Within thirty (30) days after the date of such notice, Tenant shall pay over to Landlord the unapplied proceeds and the trust obligations hereunder with respect to such proceeds shall terminate. Notwithstanding the foregoing, if there is a Default by Tenant hereunder, Tenant shall pay (or assign) all insurance proceeds with respect to such loss to Landlord.
          (b) All Insurance Policies shall be in such form and shall be issued by such responsible companies licensed and authorized to do business in the State where the Premises are located as are reasonably acceptable to Landlord. All such companies shall have a policyholder rating of not less than A-VII, as rated in the most recent edition of Best’s Key Rating Guide for insurance companies or, if Best’s ceases to be published, in a similar rating guide reasonably acceptable to Landlord. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord, and for periods of not less than one (1) year. Evidence of Insurance (ACORD 27 or in such other form acceptable to Landlord) shall be delivered to Landlord on or before each anniversary of the effective date of the policy, together with paid receipts therefor. Premiums on policies shall not be financed in any manner whereby the lender, on default or otherwise, shall have the right or privilege of surrendering or canceling or requesting the surrender or cancellation of the policies, provided, however, that premiums may be paid in such installments as are permitted pursuant to the provisions of the applicable policy so long as payment by installments will not allow the insurer thereunder to cancel said policy. If Tenant fails to submit such policies or certificates to Landlord within the specified time, or otherwise fails to obtain and maintain insurance coverages in accordance with this Article 6, then, Landlord, upon fifteen (15) days’ prior written notice to Tenant and Tenant’s failure to cure within said period, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant, and if Landlord exercises such right and expends any funds to obtain such insurance, Tenant shall reimburse Landlord for such amounts upon demand, it being understood that any such sums for which Tenant is required to reimburse Landlord shall constitute additional rent under this Lease. Such a failure shall constitute a Default hereunder and the reimbursement obligations herein shall survive the Expiration Date or earlier termination hereof.
          (c) Tenant and Landlord shall cooperate in connection with the collection of any insurance moneys that may be due in the event of loss, and Tenant and Landlord shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining the recovery of any such insurance moneys.
          (d) Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee is included therein as additional named insureds with any loss payable as provided in this Lease. Tenant shall immediately notify Landlord of the carrying of any such separate insurance and shall cause the same to be delivered as required in this Lease.
          (e) Tenant shall not violate or permit to be violated any of the conditions or provisions of any of the Insurance Policies, or take or fail to take any action that could impair coverage under the Insurance Policies, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, satisfactory to Landlord (as provided in Section 6.02(a) hereof), shall be willing to write and continue such insurance and all such Insurance Policies shall continue in full force and effect without interruption and with all premiums paid.

          (f) Each Insurance Policy and each certificate therefor issued by the insurer shall contain (i) an agreement by the insurer that such policy shall not be cancelled or modified without at least thirty (30) days’ (ten (10) days in the case of cancellation for non-payment of premiums) prior written notice to Landlord and each Mortgagee, and (ii) a waiver of subrogation by the insurer of any right to recover the amount of any loss resulting from the negligence of Landlord or its agents, employees or licensees.
          (g) Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Premises occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.
          (h) Tenant hereby waives any and every claim for recovery from the Landlord for any and all loss or damage to the Land, Improvements or the Building or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or its agents or employees, which loss or damage is required to be insured pursuant to this Lease, or the Restrictions; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate insurance coverage of the waiving party; provided further, that Tenant agrees to give written notice of the terms of this waiver to each insurance company which has issued, or in the future may issue, policies of physical damage to it, and to have said insurance policies properly endorsed to prevent the invalidation of said insurance coverage by reason of said waiver and provided further that such insurance company waives all rights of subrogation which it might have against Landlord.
     6.03 Blanket or Umbrella Policy. The insurance required by this Lease, at the option of Tenant, may be effected by blanket and/or umbrella policies issued to Tenant covering the Premises and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises covered therein.
     6.04 Loss Deductibles. All insurance provided for under Section 6.01, excepting workers compensation insurance and liability insurance (which will be for such amount of not more than $1,000,000.00 each and for workers compensation insurance contain such deductions as permitted by applicable statutes), may contain loss deductible (or similar) clauses of no more than Two Hundred Thousand and No/100 Dollars ($200,000.00) (subject to CPI Adjustment), except for “catastrophe perils,” such as flood where market standard deductibles are acceptable.
     6.05 Definition of Depositary. As used in this Lease, “Depositary” shall mean a savings bank, a savings and loan association, a commercial bank or trust company (whether acting individually or in a fiduciary capacity), a pension or retirement fund, an insurance company organized and existing under the laws of the United States or any state thereof, a real estate investment trust existing in compliance with Sections 856 through 860 of the Internal Revenue Code of 1986, as amended; provided, that each of the above entities shall qualify as Depositary within the provisions of this definition only if it shall be qualified to do business in the State in which the Premises are located and has assets of not less than One Hundred Million and No/100 Dollars ($100,000,000.00). If the Premises shall be subject to any Mortgage, “Depositary” shall also mean the Mortgagee under such Mortgage. The account maintained by any Depositary shall be in the name of Landlord.
ARTICLE 7.
RETURN OF PREMISES
     7.01 Surrender of Possession. At the expiration or earlier termination of this Lease by lapse of time or otherwise, or upon termination of Tenant’s right of possession without termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the Premises to Landlord and make known to Landlord the combination of all locks of vaults then remaining in the Premises, and, subject to the following paragraphs, shall return the Premises and all equipment and fixtures of Landlord therein to Landlord broom clean, in good operating condition, reasonable wear and tear, and damage from casualty and condemnation excepted. At the expiration or earlier termination of this Lease by lapse of time or otherwise, or upon termination of Tenant’s right of possession without termination of this Lease, Tenant and Landlord shall jointly perform a walk-through of the Premises and establish a final punch list of items requiring repair or restoration. Nothing in this Section 7.01 is intended to increase or modify the obligations of the Tenant under Articles 14 or 15 herein.
     7.02 Installations and Additions. Tenant shall remove its Trade Fixtures and Personal Property (as defined in Section 7.03) from the Premises during the Term, provided that Tenant restores any damage to the Premises caused thereby. The Building and all other improvements located on the Land, including, but not limited to, all structural components of the Building and all plumbing, heating, lighting, electrical and air conditioning fixtures and equipment, and other articles of personal property used exclusively in the operation of the Premises (but excluding Trade Fixtures and Personal property), whether or not attached or affixed to the Premises, together with all Alterations which by the terms of this Lease become the property of Landlord, shall be and remain a part of the Premises and shall constitute the property of Landlord
     7.03 Trade Fixtures and Personal Property. Tenant shall remove Tenant’s furniture, machinery, manufacturing equipment, safes, signs, trade fixtures, inventory and other items of movable personal property of every kind and description from the Premises, as set forth on Schedule 7.03, attached hereto (“Trade Fixtures and Personal Property”) and restore any damage to the Premises caused thereby, such removal and restoration to be performed prior to the end of the Term or within ten (10) days following termination of this Lease or Tenant’s right of possession, whichever is earlier. If Tenant does not remove such items, such items shall become Landlord’s property and shall, at Landlord’s election, remain upon the Premises, all without compensation, allowance or credit to Tenant. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 16.06 shall apply and Tenant shall pay to Landlord upon demand the cost of removal and of restoring the Premises.

     7.04 Survival. All obligations of Tenant under this Article shall survive the expiration of the Term or earlier termination of this Lease.
ARTICLE 8.
HOLDING OVER
Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord one hundred fifty percent (150%) of the amount of the Base Rent and Rent Adjustments then applicable to the final Lease Year of the Term prorated on a per diem basis for each day Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease. The foregoing provisions shall not serve as permission for Tenant to hold-over, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates the Premises, and shall be subject to the provisions of Article 7). In addition thereto, in the event that Tenant’s retention of possession of the Premises (or any portion thereof) continues for more than sixty (60) days after expiration of the Term or earlier termination of the Lease, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant’s retention of possession. The provisions of this paragraph do not limit the Landlord’s rights of re entry or any other right hereunder. In the event of a holdover by Tenant, upon demand by Landlord, Tenant shall so vacate the Premises within sixty (60) days.
ARTICLE 9.
CONDITION AND CARE OF PREMISES
     9.01 As-Is Condition. Tenant acknowledges and agrees that Tenant accepts the Premises and the Building in “as-is” condition and agrees that Landlord makes no representation or warranty as to the condition thereof. Tenant further acknowledges and agrees that prior to the Commencement Date, Tenant has been in sole and exclusive possession and control of the Premises and the Building.
     9.02 Tenant’s Obligations. Tenant shall take good care of the Premises, Building, equipment serving the Building, and the other improvements, including, without limiting the generality of the foregoing, roofs, foundations and appurtenances thereto, all mechanical, electrical, plumbing, and heating, air-conditioning and ventilation systems located in or otherwise serving the Building, all sidewalks, vaults, sidewalk hoists and curbs in front of or adjacent to the Premises, all other common areas of the Premises maintained or required to be maintained by Tenant as of the date hereof and all water, sewer and gas connections, pipes and mains which service the Premises and which neither any public authority nor a utility company is obligated to repair and maintain, and shall put, keep and maintain the Building and the other improvements in good and safe order and working condition, and make all repairs therein and thereon, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, necessary to keep the same in good and safe order and working condition and to comply with all applicable laws, and the Restrictions, howsoever the necessity or desirability therefor may occur, and whether or not necessitated by wear and tear, obsolescence or defects, latent or otherwise, and including, complying with and correcting any deficiencies identified by the City of Elgin with respect to any violations or open permits for the Premises. The necessity and adequacy of repairs made shall be measured by standards which are appropriate for buildings of similar age and construction, as applicable, provided, however, the decision whether an item needs to be replaced or repaired shall be made at Landlord’s reasonable discretion. Tenant shall not commit or suffer, and shall use all reasonable precaution to prevent, waste, damage or injury to the Premises. When used in this Lease, the term “repairs” shall include all alterations, additions, installations, replacements, removals, renewals and restorations. All repairs made by Tenant shall be at least equal in quality and class to the original work and shall be made in compliance with all Restrictions, as then in force.
     9.03 Landlord Not Obligated. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Building or any other Improvement presently or hereafter located on the Land. Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, including any Building or any other Improvement.
     9.04 Landlord’s Right to Perform Tenant’s Obligations. In the event Tenant shall fail to perform any of its obligations hereunder, Landlord may (but shall not be obligated to do so), and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease. All sums so paid and all liabilities so incurred by Landlord, together with interest thereon at the default rate of interest set forth in Section 27.07 herein, shall be payable to Landlord upon demand as Additional Rent. Except in the case of an Emergency Situation, Landlord shall provide no less than 48 hours advance written notice of its performance, if reasonably feasible under the circumstances and shall be subject to escort and supervision by Tenant. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose. In exercising its rights hereunder, Landlord shall use reasonable efforts not to interfere with the normal operation of the Premises. The term “Emergency Situation” shall mean a situation which has caused or is likely to cause bodily injury to persons, environmental contamination of or material physical damage to the Premises (or any portion thereof) or adjoining property or economic liability or criminal jeopardy to Landlord.
ARTICLE 10.
RIGHTS RESERVED TO LANDLORD
     10.01 Rights Reserved to Landlord. Landlord reserves the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of Rent or affecting any of Tenant’s obligations under this Lease:
          (a) To exhibit the Premises upon at least one (1) business day’s prior written notice, at reasonable hours, to potential purchasers or lenders at any time during the Term, and for reoccupancy during the last eighteen (18) months of the Term or at any time after Tenant permanently vacates or abandons the Premises; and

          (b) To enter the Premises at reasonable hours for reasonable purposes and upon at least one (1) business day’s prior written notice (except in the event of an emergency and/or during a Default in which events no prior notice is required), including inspection.
ARTICLE 11.
ALTERATIONS
     11.01 Alterations. Tenant shall not demolish, replace or alter the structural portions of the Building, or make any addition thereto or expansion thereof, or materially alter the roof or exterior of the Building, without the Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed (a “Material Alteration”). In the event of any Material Alteration or Work (as defined below) costing more than One Hundred Thousand and No/100 Dollars ($100,000.00) in a calendar year period, Tenant shall provide Landlord with advance written notice thereof and Landlord shall have twenty (20) days from receipt of such notice to deliver notice to Tenant (a “Removal Notice”) of its election to require Tenant to, at the expiration of the Lease Term, restore the Premises to the condition existing prior to such Work or Material Alteration. If Tenant desires to undertake any such alterations which require Landlord’s consent, it shall notify Landlord in writing of the proposed alterations, which notice shall include copies of the plans and specifications relating thereto and Landlord agrees to exercise commercially reasonable efforts to respond thereto within thirty (30) days after the date of the request. Landlord agrees to state with specificity any objections it has to the proposed plans and specifications. In all cases, Tenant shall comply with the following requirements with respect any alterations, modifications or similar activities undertaken with respect to the Premises (“Work”), whether subject to the foregoing consent requirement or not:
          (a) All Work, when completed, shall be of such a character as not to materially reduce the value of the Premises below its value immediately before construction of such Work was commenced;
          (b) All Work shall be undertaken with reasonable diligence (subject to Force Majeure, as hereinafter defined) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and the Restrictions;
          (c) No Work shall impair the safety or structural integrity of the Building;
          (d) All Work shall be completed free of liens for work, services, labor and materials supplied or claimed to have been supplied to the Premises (except as otherwise provided by law);
          (e) No Work shall be undertaken without obtaining the insurance required by Section 6.01 hereof; and
          (f) No Work shall be undertaken until Tenant shall have procured and paid for, insofar as the same may be required from time to time, all permits and authorizations of all governmental authorities for such Work. Landlord shall join in the application for such permit or authorization and cooperate with Tenant and execute any additional documents as may be necessary to allow Tenant to complete the alterations and changes, provided it is made without cost, liability, obligation or expense to Landlord.
          At termination of this Lease, all Work that is a Material Alteration (other than Trade Fixtures and Personal Property) shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease. All of the Work may at Tenant’s option be removed by Tenant (unless a Removal Notice was delivered to Tenant as provided above).
ARTICLE 12.
ASSIGNMENT AND SUBLETTING
     12.01 Assignment and Subletting.
          (a) Subject to the terms of ARTICLE 12, Tenant shall not have the right to assign or transfer this Lease or sublet all or without Landlord’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).
          (b) Tenant may sublet the Premises, or any part thereof, without the consent of Landlord.
          (c) A permitted assignee or subtenant is referred to herein as the “Assignee”. With respect to any Assignee, the following conditions shall be met: (i) the use of the Premises by the Assignee will not violate any laws, regulations, and/or covenants, including, any Restrictions, and (ii) all other terms and conditions of this Lease shall remain in full force and effect.
          (d) At the time of the assignment, if an Assignee has an investment grade rating equal to or better than the greater of (i) BBB- or (ii) Tenant’s then investment rating as determined by Standard’s and Poor (or its equivalent from another rating agency) and a tangible net worth of at least Fifty Million and No/100 Dollars ($50,000,000.00) (A) Tenant’s obligations first arising after such assignment under this Lease shall terminate; and (B) this Lease shall become a direct lease between Landlord and Assignee for the entire Premises. Notwithstanding the foregoing, in the event that the Restrictions do not allow this Lease to become a direct lease with the Assignee in connection with such assignment, Landlord and Tenant shall cooperate with each other and execute, or cause to be executed, all documents necessary to accomplish the intent of this Section without being in violation of the Restrictions and satisfying the reasonable requests of Assignee, including, without limitation, consents, recognition agreements, and subordination, non-disturbance and attornment agreements.
          (e) Except as provided in (d) above, no assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made.
     12.02 Future Consents; Costs. Any consent or deemed consent by Landlord hereunder shall not be deemed to be a consent to or relieve Tenant from obtaining Landlord’s consent, if required, to any subsequent assignment or subletting. Landlord shall be reimbursed by Tenant for any costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting, provided, however, in no event shall Tenant’s reimbursement for such costs and expenses exceed $2,500.00 for any such request for consent.
     12.03 Profits. Landlord shall not be entitled to receive any of the rent or other rental consideration due from the Assignee under such assignment or sublease and, if Landlord receives any such rent or other rental consideration above the rent required to be paid by to Landlord hereunder, Landlord shall immediately deliver such rent and other rental consideration to Tenant. Tenant shall be entitled to retain all fees and other payments received by Tenant in connection with an assignment of the Lease.
     12.04 Permitted Transfer. Notwithstanding the provisions of Article 12 above to the contrary, Tenant may assign this Lease (herein, a “Permitted Transfer”), without Landlord’s consent, to any: (a) person or entity which controls, is controlled by or is under common control with Tenant or its parent or affiliated entities, (b) any person or entity resulting from a merger or consolidation with Tenant or its parent, (c) any person or entity acquiring all or substantially all of the assets of Tenant’s business or its parent’s business, or (d) to any person or entity acquiring all or substantially all of the equity ownership of Tenant or its parent, provided that: (a) at least fifteen (15) business days prior to such assignment, Tenant delivers to Landlord notice of such assignment; (b) if an assignment, the Assignee assumes, in full, the obligations of Tenant under this Lease; and (c) the Assignee continue to comply with the applicable terms and conditions of this Lease.
     12.05 Publicly Traded Company. For purposes of this Article 12, if Tenant is a publicly-held corporation, the transfer of Tenant’s stock publicly over a recognized security exchange or over-the-counter market shall not be deemed an assignment of this Lease and shall not be subject to any of the restrictions and provisions contained in this Article 12.
ARTICLE 13.
WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT
     13.01 Waiver of Certain Claims; Indemnity by Tenant.
          (a) Except as otherwise required under applicable government law (“Law”) or to the extent of Landlord’s willful misconduct or negligence, but in all events, subject to the waiver of claims and subrogation set forth in this Lease, Landlord and other Indemnified Parties (as hereinafter defined) shall not in any event whatsoever be liable for any injury or damage to Tenant or to any other Person happening in, on or about the Premises and its appurtenances, nor for any injury or damage to the Premises or to any property belonging to Tenant or any other Person which may be caused by any fire or breakage or by any other cause whatsoever or by the use, misuse or abuse of the Building (including, but not limited to, any of the common areas within the Building, and the other improvements, equipment serving the Building, elevators, hatches, openings, installations, stairways, hallways or other common facilities) or the streets or sidewalk area within the Premises or which may arise from any other cause whatsoever.
          (b) Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, defect, unavailability or unsuitability in the supply or character of the energy furnished to the Premises, and no such change, failure, interference disruption, defect, unavailability, or unsuitability shall relieve Tenant from any of its obligations under the Lease.
          (c) Tenant Responsible for Personal Property. All personal property belonging to Tenant or any occupant of the Premises, including but not limited to Trade Fixtures and Personal Property, that is in the Building or the Premises shall be there at the risk of Tenant or other person only and Landlord shall not be liable for damage thereto or theft or misappropriation thereof except to the extent caused by Landlord’s intentional wrongful acts or negligence.
     13.02 Indemnification.
          (a) Except as otherwise prohibited under Law or to the extent of Landlord’s or Landlord’s Indemnified Parties’ (defined below) willful misconduct or negligence, Tenant shall indemnify, defend and save Landlord and any agent, beneficiary, contractor, manager, member, director, employee, lessor, mortgagee, officer, parent, partner, shareholder and trustee of Landlord (collectively the “Landlord Indemnified Parties, and each a “Landlord Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers, architects’ and attorneys’ fees, court costs and disbursements (“Losses”), which may be imposed upon or incurred by or asserted against Landlord or any Landlord Indemnified Party by reason of any of the following occurring prior to, during or after (but if after, then only if attributable to a period of time falling prior to or within) the Term:
     (i) any use, nonuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of or activity at or on the Premises or any part thereof or of any sidewalk, parking area, curb or vault adjacent thereto;
     (ii) any act or failure to act on the part of Tenant or any of its officers, agents, employees or licensees;
     (iii) any accident, injury (including death at any time resulting therefrom) or damage to any person or property occurring in, on or about the Premises or any part thereof or in, on or about any sidewalk, curb, parking area or vault adjacent thereto;
     (iv) any lien or claim which may be alleged to have arisen against or on the Premises from work being performed by Tenant (or anyone acting by, through, under or on behalf of Tenant), or any lien or claim which may be alleged to have arisen out work performed under this Lease by Tenant (or anyone acting by, through, under or on behalf of Tenant) and created or permitted to be created by Tenant against any assets of Landlord under any law for work being performed by Tenant (or anyone acting by, through, under or on behalf of Tenant), or any liability which may be asserted against Landlord with respect thereto; and
     (v) any contest permitted pursuant to the provisions of Article 3 hereof.

          (b) Except as prohibited under Law or to the extent of Tenant or Tenant Indemnified Parties (as defined herein) willful misconduct or negligence, Landlord shall indemnify and save Tenant and any agent, beneficiary, contractor, manager, member, director, employee, lessor, mortgagee, officer, parent, partner, shareholder and trustee of Tenant (collectively the “Tenant Indemnified Parties” and each a “Tenant Indemnified Party”; the Tenant Indemnified Party and the Landlord Indemnified Party shall be collectively called the “Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Tenant Indemnified Party by reason of any willful misconduct or negligence by Landlord pursuant to or in connection with this Lease.
          (c) The obligations of Tenant and Landlord under this Article 13 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.
          (d) If any claim, action or proceeding is made or brought against any Indemnified Party against which it is indemnified pursuant to this Article 13, then, upon demand by any Indemnified Party, the other party shall resist or defend such claim, action or proceedings in the Indemnified Party’s name, if necessary, by the attorneys for the insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as the Indemnified Party shall approve, which approval shall not be unreasonably withheld or delayed.
          (e) The provisions of this Article 13 shall survive the Expiration Date or earlier termination hereof with respect to any liability, suit, obligation, fine, damage, penalty, claim, cost, charge or expense arising out of or in connection with any matter which is the subject of indemnification under this Article 13.
ARTICLE 14.
USE OF CASUALTY INSURANCE PROCEEDS
     14.01 Tenant’s Obligation to Restore. If all or any part of the Premises shall be destroyed or damaged in whole or in part by fire or other casualty (whether or not insured) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen, Tenant shall give Landlord prompt notice thereof (except with respect to partial damage the reasonably estimated cost of repair of which shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00)), and Tenant, whether or not such damage or destruction shall have been insured or insurable, and whether or not insurance proceeds, if any, shall be sufficient for the purpose (collectively, “Restoration”), with reasonable diligence (subject to Force Majeure) shall repair, alter, restore, replace and rebuild (collectively, “Restore”) the same, in accordance with the Restrictions and to a value which shall be not less than the value prior to such fire or other casualty and nearly as practicable to the character of the Premises existing immediately prior to such occurrence (subject to Tenant’s right to make Alterations), and Landlord, in no event, shall be called upon to Restore the Premises, as now or hereafter existing, or any portion thereof or to pay any of the costs or expenses thereof. If Tenant shall fail or neglect to Restore with reasonable diligence (subject to Force Majeure) the Premises or the portion thereof damaged or destroyed, or, having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Force Majeure) in accordance with the terms of this Lease, Landlord may (but shall not be obligated to), after thirty (30) days prior written notice to Tenant and Tenant’s failure to commence or re-commence such Restoration, complete such Restoration at Tenant’s expense. Upon Landlord’s election to so complete the Restoration, Tenant and Depositary immediately shall pay to Landlord the insurance proceeds in accordance with the terms of Section 14.02 below with interest thereon at the Default Rate on amounts expended by Landlord in connection therewith. Each Restoration shall be done in accordance with the provisions of this Lease.
     14.02 Payment for Restoration. Subject to the provisions of Section 14.03, and except as otherwise hereinafter provided, in case Tenant makes the Restoration, Depositary shall pay over to Tenant from time to time, upon the following terms, any monies which may be received by Depositary from insurance provided by Tenant (other than rent insurance) (collectively, the “Restoration Funds”). Depositary shall pay to Tenant the Restoration Funds for the purpose of Restoration to be made by Tenant to Restore the improvements on the Premises to a value which shall be not less than the value prior to such fire or other casualty and nearly as practicable to the character of the Premises existing immediately prior to such occurrence. Such Restoration shall be done in accordance with, and subject to, the provisions of Article 11, including, without limitation, the maintenance of the insurance coverage referred to in Article 11. Prior to the making of any Restoration (except with respect to partial damage, the reasonably estimated cost of Restoration of which shall be less than Five Hundred Thousand and No/100 Dollars ($500,000.00)), Tenant shall furnish Landlord and any Mortgagee with an estimate of the cost of such Restoration (the “Estimate”), prepared by a licensed professional engineer or registered architect and, upon Landlord’s request, plans and specifications for the Restoration of Landlord’s and Mortgagee’s review. The Restoration Funds shall be paid to Tenant from time to time thereafter in installments as the Restoration progresses upon application to be submitted from time to time by Tenant to Depositary and Landlord showing the cost of work, labor, services, materials, fixtures and equipment incorporated in the Restoration, or incorporated therein since the last previous application, and paid for by Tenant or then due and owing. If any vendors’, mechanics’, laborers’, or materialmen’s lien is filed against the Premises or any part thereof, Tenant shall not be entitled to receive any further installment until such lien is satisfied, otherwise discharged or insured over. The amount of any installment to be paid to Tenant shall be such proportion of the total Restoration Funds as the cost of work, labor, services, materials, fixtures and equipment theretofore incorporated by Tenant into the Restoration bears to the Estimate, less all payments heretofore made to Tenant out of the Restoration Funds. Upon completion of and payment for the Restoration by Tenant, the balance of the Restoration Funds shall be paid over to Landlord. If the Estimate exceeds the insurance proceeds received by Depositary, then, prior to the commencement of such Restoration or thereafter if at any time it is determined by Landlord that the cost to complete the Restoration exceeds the unapplied portion of such insurance proceeds, Tenant shall fund the excess prior to receiving a distribution of the unapplied portion of the insurance proceeds from Landlord, in accordance with the provisions of this Section 14.02. If Landlord makes the Restoration at Tenant’s expense, as provided in Section 14.01, then, Landlord shall receive the Restoration Funds, from time to time, upon Landlord’s application accompanied by a certificate containing the statements required under clauses (i) and (ii) of Section 14.03(a), to the extent not previously paid to Tenant pursuant to this Section 14.02.

     14.03 Conditions to Payment of Proceeds. The following shall be conditions precedent to each payment made to Tenant as provided in Section 14.02 above:
          (a) There shall be submitted to Depositary and Landlord the certificate of the applicable contractor, engineer or architect stating (i) that the sum then requested to be withdrawn either has been paid by Tenant or is justly due to contractors, subcontractors, materialmen, engineers, architects or other Persons (whose names and addresses shall be stated) who have rendered or furnished work, labor, services, materials, fixtures or equipment for the work and giving a brief description of such work, labor, services, materials, fixtures or equipment and the principal subdivisions or categories thereof and the several amounts so paid or due to each of said Persons in respect thereof, and stating in reasonable detail the progress of the Restoration up to the date of said certificate; (ii) that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Tenant; (iii) that the balance of the Restoration Funds held by Depositary will be sufficient, upon completion of the Restoration, to pay for the same in full, and stating in reasonable detail an estimate of the cost of such completion; and (iv) appropriate sworn statements and lien waivers (which comply with the mechanics’ lien laws of the state where the Premises are located) from all Persons receiving payment under such draw; and
          (b) At the time of making such payment, there is no Default on the part of Tenant under this Lease.
     14.04 No Abatement of Rent. Except as provided in Section 14.05, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of the Building or any part thereof or the improvements on the Premises or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender the Premises or any part thereof; and Tenant’s obligations hereunder, including, without limitation, the payment of Rent hereunder, shall continue as though the improvements on the Premises had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.
     14.05 Right to Terminate. Notwithstanding any other provision to the contrary contained in this Article 14, upon the occurrence of a fire or major casualty in the last twenty four (24) months of the Term or any extension of the Term, then, subject to the terms and conditions hereinafter set forth, Tenant shall have the right, exercisable by written notice given to Landlord no later than sixty (60) days following such fire or major casualty, to terminate this Lease without further responsibility to Landlord, except for such indemnity or other provisions of this Lease which by their nature are to survive the expiration or earlier termination of this Lease. Such termination of this Lease by Tenant shall not be effective, and this Lease, and Tenant’s obligation to pay Rent hereunder, shall continue until and unless (i) Tenant has complied with all obligations pursuant to Article 6 hereof, and (ii) Tenant has paid or has caused to be paid to Landlord, and assigned all claims with respect to, all insurance proceeds which shall have been or are to be paid to Tenant or to Depositary with respect to the destruction or damage of the Premises or which would have been paid if Tenant had complied with its obligations under

Article 6, plus the amount of any self-insured retention and deductibles not then paid and the amount of, and the insurer has acknowledged in writing coverage and its responsibility for payment of proceeds with respect to such insurance.
ARTICLE 15.
EMINENT DOMAIN
     15.01 Taking: Lease to Terminate. If a substantial and material portion of the Building, Premises or the Land shall be lawfully taken or condemned for any public or quasi public use or purpose, or conveyed under threat of such condemnation, and, as a result thereof, the remaining portion of the Premises cannot be used for the same purpose and substantially with the same utility in all material respects as before such taking or conveyance, Tenant shall have the right to terminate this Lease upon, and not before, the date of the taking of possession by the condemning authority. Tenant hereby assigns to Landlord, Tenant’s interest in any award in connection with the taking of the Premises. Notwithstanding the foregoing, to the extent permitted by law, Tenant shall be allowed to pursue a claim against the condemning authority that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of Tenant’s leasehold interest, business interruption, relocation expenses or for Tenant’s personal property, including but not limited to Trade Fixtures and Personal Property.
     15.02 Taking: Lease to Continue. In the event only a part of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and, as a result thereof, the balance of the Premises can be used for the same purpose and with substantially the same utility as before such taking, sale or condemnation, this Lease shall not terminate and Tenant shall, to the extent practical, promptly repair and restore the Premises, subject to Force Majeure. Landlord shall make the condemnation proceeds available to Tenant for such repair and restoration upon the same terms and conditions as Restoration Funds are made available under Article 14 above. Any award paid as a consequence of such taking, sale or condemnation, shall be paid to Landlord and any sums not disbursed by Landlord to Tenant in connection with the repair or restoration of the Premises shall be retained by Landlord. In the event of such a partial taking where the Lease is not terminated as provided in Section 15.01, Rent shall be adjusted on a fair and equitable basis.
ARTICLE 16.
DEFAULT
     16.01 Events of Default. The occurrence of any one or more of the following matters constitutes a default (each, a “Default”) by Tenant under this Lease:
          (a) Failure by Tenant to pay any Rent within five (5) business days after written notice of failure to pay the same on the due date;
          (b) Failure by Tenant to pay, within five (5) business days after written notice of failure to pay on the due date from Landlord to Tenant, any other moneys required to be paid by Tenant under this Lease;

          (c) Failure by Tenant to observe or to perform any other covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursue such effort to completion);
          (d) The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant, or the filing or creation of a lien with respect to such leasehold interest, which lien shall not be released or discharged within sixty (60) days from the date of Landlord’s written request to release or discharge such filing;
          (e) The insolvency or bankruptcy of Tenant or Tenant’s admission in writing of its inability to pay its debts as they mature, or Tenant’s making an assignment for the benefit of creditors, or applying for or consenting to the appointment of a trustee or receiver for Tenant or for the major part of its property;
          (f) The appointment of a trustee or receiver for Tenant or for the major part of its property which is not discharged within sixty (60) days after such appointment;
          (g) The institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors (i) by Tenant or (ii) against Tenant and are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution; or
          (h) The attachment of any lien or encumbrance to the Premises, and Tenant’s failure to discharge or bond or insure over said lien or encumbrance within thirty (30) days from the date of Landlord’s written request to discharge or bond or insure over such lien or encumbrance or within ten (10) days prior to any sale or disposition or forfeiture pursuant to such execution, whichever date shall first occur.
     16.02 Rights and Remedies of Landlord. If a Default occurs, and during the continuance thereof, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law:
          (a) Landlord may terminate this Lease by giving to Tenant notice of Landlord’s election to do so, in which event the Term of this Lease shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice;
          (b) Landlord may terminate the right of Tenant to possession of the Premises without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the Premises or any part thereof shall cease on the date stated in such notice; and
          (c) Landlord may enforce the provisions of this Lease and may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy, including recovery of all moneys due or to become due from Tenant under any of the provisions of this Lease.
     16.03 Right to Re-Enter. If Landlord exercises either of the remedies provided for in Sections 16.02(a) or (b), Tenant shall surrender possession and vacate the Premises and shall deliver immediately possession thereof to Landlord, and Landlord may re-enter and take complete and peaceful possession of the Premises, with or without process of law, full and complete license to do so being hereby granted to Landlord, and Landlord may remove all occupants and property therefrom, using such force as may be necessary, without breaching the peace and without relinquishing Landlord’s right to rent or any other right given to Landlord hereunder or by operation of law.
     16.04 Current Damages. If Landlord terminates the right of Tenant to possession of the Premises without terminating this Lease, Landlord shall have the right to immediate recovery of all amounts then due hereunder. Such termination of possession shall not release Tenant, in whole or in part, from Tenant’s obligation to pay the Rent hereunder for the full Term, and Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Base Rent, Rent Adjustments, Impositions and any other sums accruing as they become due under this Lease during the period from the date of such notice of termination of possession to the stated end of the Term. In any such case, Landlord may endeavor to relet the Premises or any part thereof for such rent, for such time (which may be for a term extending beyond the Term of this Lease) and upon such terms as Landlord shall determine and collect the rents from such reletting. Subject to applicable law, Landlord shall not be required to mitigate its damages or to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting or otherwise. Also, in any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable and in connection therewith change the locks to the Premises, and Tenant shall pay upon demand the cost of all the foregoing together with Landlord’s expenses of reletting. The rents from any reletting shall be applied first to the payment of the expenses of reentry, redecoration, repair and alterations and the expenses of reletting and second to the payment of Rent herein provided to be paid by Tenant. Any excess or residue shall operate only as an offsetting credit against the amount of Rent due and owing as the same thereafter becomes due and payable hereunder, and the use of such offsetting credit to reduce the amount of Rent due Landlord, if any, shall not be deemed to give Tenant any right, title or interest in or to such excess or residue and any such excess or residue shall belong to Landlord solely, and in no event shall Tenant be entitled to a credit on its indebtedness to Landlord in excess of the aggregate sum, including Base Rent, which would have been paid by Tenant for the period for which the credit to Tenant is being determined, had no Default occurred. No such reentry or repossession, repairs, alterations and additions, or reletting shall be construed as an eviction or ouster of Tenant or as an election on Landlord’s part to terminate this Lease, unless a written notice of such intention is given to Tenant, or shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord, at any time and from time to time, may sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any reletting.
     16.05 Final Damages. If this Lease is terminated by Landlord as provided in Section 16.02(a), then, in addition to all other rights and remedies of Landlord, Tenant shall remain liable to pay to Landlord as damages an amount equal to (i) all Rent due hereunder accrued and unpaid for the period up to and including the Termination Date, plus (ii) all other additional sums payable by Tenant or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may then be owing and unpaid, plus (iii) all costs and expenses, including, without limitation, court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of any of its rights and remedies hereunder, plus (iv) the present value (based upon a discount rate of eight percent (8%) per annum) of the Base Rent provided to be paid for the remainder of the Term less any amounts which Landlord could obtain in reletting the Premises, plus (v) interest on the foregoing amounts at the default rate set forth in Section 27.07 from the date of Landlord’s notice to Tenant demanding payment therefor until paid.
     16.06 Removal of Personal Property. All property of Tenant removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by Landlord at the cost and expense of Tenant, and Landlord in no event shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord’s possession or under Landlord’s control. All such property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.
     16.07 Landlord’s Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion), Tenant shall be entitled to exercise all rights and remedies provided Tenant at law or equity; provided, however, (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise limits Tenant’s rights or remedies, including the limitation on Landlord’s liability contained in Article 28 hereof.
     16.08 Attorneys’ Fees. The non-prevailing party shall pay all of the prevailing party’s costs, charges and expenses, including court costs and reasonable attorneys’ fees, incurred in enforcing the prevailing party’s obligations under this Lease, incurred by the prevailing party in any action brought by a party in which the other party is the non-prevailing party or incurred by a party in any litigation, negotiation or transaction in which the other party causes such party, without such party’s fault, to become involved or concerned.
     16.09 Tenant Waiver. To the extent not prohibited by law, Tenant hereby waives and releases all rights now or hereafter conferred by statute or otherwise which would have the effect of limiting or modifying any of the provisions of this Article 16. Landlord and Tenant waive and shall waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or any claim of injury or damage.
     16.10 Suits to Recover Damages. Suit or suits for the recovery of damages, or for a sum equal to any installment or installments of Rent payable hereunder or any other sums payable by Tenant to Landlord pursuant to this Lease, may be brought by Landlord at any time and from time to time at Landlord’s election, and nothing herein contained shall be deemed to require Landlord to await the date whereon this Lease or the Term would have expired had there been no Default by Tenant.
     16.11 Receipt of Payment after Termination. No receipt of moneys by Landlord from Tenant after the termination of this Lease or Tenant’s right to possession, or after the giving of any notice of the termination of this Lease or Tenant’s right to possession, shall reinstate, continue or extend the Term or affect any notice theretofore given to Tenant, or operate as a waiver of the right of Landlord to enforce the payment of Rent payable by Tenant hereunder or thereafter falling due, or operate as a waiver of the right of Landlord to recover possession of the Premises or any part thereof by proper remedy, it being agreed that after the service of notice to terminate this Lease or Tenant’s right to possession or the commencement of any suit or summary proceedings, or after a final order or judgment for the possession of the Premises, or any part thereof or interest therein, Landlord may demand, receive and collect any moneys due or thereafter falling due without in any manner affecting such notice, proceeding, order, suit or judgment, all such moneys collected being deemed payments on account of the Tenant’s liability hereunder.
     16.12 Cumulative Remedies. No remedy contained herein or otherwise conferred upon or reserved to Landlord or Tenant, shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to Landlord or Tenant may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of Landlord or Tenant to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.
ARTICLE 17.
SUBORDINATION
     17.01 Subordination. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes referred to as “Mortgage”) against the Premises or any portion thereof. Subject to the terms of this Section 17.01, this Lease and the rights of Tenant hereunder, shall automatically be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Premises, and to all advances made or hereafter to be made upon the security thereof. Additionally, provided that the holder of said Mortgage agrees in writing not to disturb the rights of Tenant under this Lease so long as Tenant is not in default hereunder, Tenant agrees to execute and deliver a subordination, nondisturbance and attornment agreement in a form customarily required by institutional lenders as may be requested in writing by Landlord from time to time. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease. The subordination provided for in this Section 17.01 shall extend only to such mortgages or deeds of trust under which the mortgagee by separate agreement contracts in writing not to disturb the rights of Tenant under this Lease so long as Tenant is not in default hereunder and otherwise in a form reasonably acceptable to Tenant.
     17.02 Liability of Mortgagee; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, (i) the Mortgagee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), or their respective successors and assigns shall not be (x) liable for any act or omission of any prior landlord (including Landlord), (y) bound by any obligations to perform any work or to make improvements to the Premises, or any portion thereof, or (z) bound by any prepayment of Base Rent or other Rent which Tenant may have made in excess of the amounts then due for the next succeeding month, (ii) the liability of the Mortgagee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, or purchaser or owner is the owner of the Building or Land and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the Mortgagee, if the Mortgage is foreclosed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will execute such instruments as may be reasonably necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect to any material extent the rights of Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the Mortgagee.
ARTICLE 18.
MORTGAGEE PROTECTION
Tenant agrees to give the Mortgagee by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise, of the address of such Mortgagee. Tenant further agrees that such Mortgagee shall have the right to cure such default within the time period provided for hereunder for Landlord to cure any Landlord Default.
ARTICLE 19.
ESTOPPEL CERTIFICATE
Tenant agrees that from time to time upon not less than ten (10) business days’ prior request by Landlord, to deliver to Landlord a statement in the form attached hereto as Exhibit D certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Premises have been completed in accordance with the terms hereof and Tenant is in occupancy and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the other party under the bankruptcy laws of the United States or any State thereof; and (g) such other matters as may be reasonably requested. Landlord agrees that from time to time upon not less than ten (10) business days’ prior request by Tenant to deliver to Tenant a statement certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease as modified is in full force and effect and identifying the modifications); (b) the dates to which Rent and other charges have been paid; (c) that Tenant is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (d) such other matters as may be reasonably requested.
ARTICLE 20.
EXTENSION OPTIONS
Tenant shall have the option (each hereinafter referred to as a “Extension Option”) to extend the Term for all of the Premises as of the expiration date of the Term, for five (5) additional periods of five (5) years (each of said extension is an “Extension Term”) upon the following terms and conditions:
A. Tenant gives Landlord written notice of its exercise of the applicable Extension Option at least six (6) months prior to the expiration of the Term or the Extension Term, as the case may be.
B. Tenant is not in Default under this Lease either on the date Tenant delivers the notice required under subsection A above or at the commencement of the Extension Term so exercised.
C. All of the terms, covenants and provisions of this Lease shall apply to each Extension Term, except that Base Rent for the first (1st) and second (2nd) Extension Periods shall increase as provided in Section 2.01 hereto, and the Base Rent for any subsequent Extension Term shall be at Fair Value, and all Base Rent shall increase by two percent (2%) annually thereafter during the applicable Extension Term and shall be payable in equal monthly installments as Monthly Base Rent. Upon the failure of Tenant to exercise one or either of the options herein, and, in any event, upon expiration of the sixth of such Extension Periods, Tenant shall have no further or additional right to renew or extend the Lease.
D. Tenant agrees to accept the Premises to be covered by this Lease during any Extension Term in an “as is” physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof..
E. The Extension Options herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, or (ii) the failure of Tenant to timely or properly exercise the Extension Option.

ARTICLE 21.
NONWAIVER
No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting Landlord’s rights under Article 8, it is agreed that no receipt of monies by Landlord from Tenant after the termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.
ARTICLE 22.
CORPORATION OR PARTNERSHIP OR LIMITED LIABILITY COMPANY
In case Tenant or Landlord is a corporation, such party represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of such party and constitutes the valid and binding agreement of such party in accordance with the terms hereof. In case Tenant or Landlord is a partnership or limited liability company, such party represents and warrants that all of the persons who are general or managing partners in said partnership or are managers in said limited liability company, as the case may be, have executed this Lease on behalf of such party, or that this Lease has been executed and delivered pursuant to and in conformance with a valid and effective authorization therefor by all of the general or managing partners of such partnership or managers in said limited liability company, as the case may be, and constitutes the valid and binding agreement of the partnership or the limited liability company, as the case may be.
ARTICLE 23.
REAL ESTATE BROKERS
Each party represents to the other that it has not dealt with any broker, agent, or finder in connection with this Lease other than Jones Lange LaSalle and agrees to indemnify and hold the other harmless from all damages, liability and expense, including reasonable attorneys’ fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its having introduced that party to the Premises or having participated in the negotiation of the sale and lease back of the Premises.
ARTICLE 24.
NOTICES
All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by facsimile with copy by overnight courier service, overnight courier service, prepaid, or sent by United States registered or certified mail, return receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at 1415 W. 22nd Street, Suite 1100, Oak Brook, Illinois 60523, Attention: President, Fax No.: (630) 954-2138 with a copy to, Tenant at 1415 W. 22nd Street, Suite 1100, Oak Brook, Illinois 60523, Attention: General Counsel, Fax No.: (630) 954-2138 along with a copy to, Paul, Hastings, Janofsky & Walker, LLP, 191 North Wacker Drive, 30th Floor, Chicago, Illinois 60606, Attention: Gregory E. Spitzer, Fax No.: (630) 954-2138. Notices to or demands upon Landlord shall be addressed to Landlord at 1808 Swift Drive, Oak Brook, Illinois 60523, Attention: Mr. Sean P. Maher, Fax No.: 630-586-8010 with a copy to, Richmond Breslin LLP, 233 South Wacker Drive, Suite 5775, Chicago, Illinois 60606, Attention: Mark S. Richmond, Esq., Fax No.: 312-258-0977. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service, (c) on the date sent, if delivered via facsimile at the number(s) set forth below, with a hard copy to follow by overnight delivery service or (d) upon three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith.
ARTICLE 25.
HAZARDOUS MATERIALS
     25.01 Defined Terms.
          (a) “Claim” shall mean and include any demand, cause of action, proceeding, or suit pursuant to Environmental Laws for any one or more of the following: (i) actual or punitive damages, losses, injuries to person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response (as hereinafter defined) actions, and (iii) the costs and expenses of enforcing insurance, contribution or indemnification agreements.
          (b) “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules, as any of the foregoing may be amended from time to time. Environmental Laws shall also include all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as hereinafter defined).

          (c) “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law; provided, however, that “Hazardous Materials” shall not include normal quantities of such materials, supplies and substances used by Tenant in operation of Tenant’s business in the ordinary course, and in compliance with Environmental Laws or any other materials and substances Managed in compliance with Environmental Laws.
          (d) “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.
          (e) “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into, upon, under and/or around the Premises including without limitation into the environment, as “environment” is defined in CERCLA. “Response” or “Respond” shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.
          (f) “Tenant Group” shall mean any or all of Tenant’s agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them.
          (g) “Environmental Condition” shall mean (i) the presence on the Premises of one or more underground storage tanks or (ii) the existence of any Hazardous Materials on the Premises, which is
     (i) in violation of or requiring cleanup under any Environmental Laws or the provisions of this Article 25, or
     (ii) in concentrations or at levels exceeding applicable federal, state, or local standards for soil, groundwater, or waste on industrial/commercial properties, including without limitation Industrial/Commercial Cleanup Objectives, and in either case subjects Landlord to liability for any Claim or which requires Environmental Remediation to comply with an Environmental Law or to meet Industrial/Commercial Cleanup Objectives.

          (h) “Environmental Remediation” shall mean any investigation, cleanup, removal, containment, remediation, or other action relating to Hazardous Material(s) to the extent necessary to comply with Environmental Law and cause the Premises to meet Industrial/Commercial Cleanup Objectives.
          (i) “Pre-Existing Environmental Conditions” shall mean any Environmental Condition of which Tenant has knowledge, including without limitation those Hazardous Materials and Environmental Conditions identified or described in the following environmental documents: Carlson Environmental, Inc. Phase I Environmental Assessment, dated June 10, 2008; Carlson Environmental, Inc. Environmental Business Risk Inspection Report, dated June 10, 2008; Carlson Environmental, Inc. Phase II Limited Subsurface Soil and Ground Water Investigation dated June 9, 2008; and Bureau Veritas Phase I Environmental Assessment, dated May 8, 2008.
          (j) “Industrial/Commercial Cleanup Objectives” shall mean either the Tier 1 Remediation Objectives for industrial/commercial property or Tier 2 Objectives for industrial/commercial property as set forth in Tiered Approach to Corrective Action Objectives, 35 Ill. Admin. Code 742, including without limitation any revisions, modifications or amendments thereto.
     25.02 Tenant’s Obligations with Respect to Environmental Matters. During the Term, (i) Tenant shall comply, at its sole cost and expense, with all Environmental Laws; (ii) Tenant shall not store, treat, dispose of or transport to or from the Premises any Hazardous Materials; (iii) without limitation, Tenant shall not dispose of Hazardous Materials in dumpsters provided by Landlord for tenant use; (iv) Tenant shall not discharge Hazardous Materials into drains or sewers on the Premises; (v) keep the Premises free of any Hazardous Materials; (vi) Tenant shall not cause or allow the Release of any Hazardous Materials on, to, under or from the Premises; (vii) Tenant shall arrange at its sole cost and expense for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates; and (vii) not install or operate any new above or below ground tank, or other storage or treatment vessel or device on the Premises without obtaining Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.
     25.03 Copies of Notices. During the Term, Tenant shall provide Landlord promptly with copies of all information inquiries or requests, notices of material violations, notices of potential responsibility, orders or decrees, Claims, complaints, notices of investigation, judgments, letters, notices of environmental liens or Response actions in progress concerning the Premises and (i) any actual or alleged material Release of a Hazardous Material on, to or from the Premises; (ii) the imposition of any lien on the Premises; (iii) any actual or alleged material violation of, or responsibility under, any Environmental Laws; or (iv) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity (each a “Notice”).
     25.04 Tests and Reports. Upon receipt of a Notice described in Section 25.03, Landlord may request in writing, and Tenant shall provide within thirty (30) days of Tenant’s receipt of a written request by Landlord (i) copies of all environmental reports and tests in the possession of

Tenant related to the Premises; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises; (iv) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies (copies of which shall also have been delivered to Landlord at the time of filing); and (v) any other reasonable applicable documents and information with respect to environmental matters relating to the Premises and in each and every case only as it relates to the subject matter of the Notice.
     25.05 Tenant’s Obligation to Respond. Upon the occurrence of a Release of Hazardous Materials at, on, under or about the Premises, or if Tenant’s Management of Hazardous Materials at the Premises (i) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (ii) causes a threat to, or endangers, the public health; or (iii) creates a nuisance or trespass, Tenant shall promptly notify Landlord of the same and, at its sole cost and expense, shall perform Environmental Remediation and remove the Hazardous Materials from the Premises, and take any other action necessary to resolve any Claim, remove the Hazardous Materials or conditions causing the threat or endangerment of public health, and/or remove the Hazardous Materials or conditions causing any nuisance or trespass.
     25.06 Landlord’s Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 25 as and when required hereunder, after thirty (30) days written notice to Tenant and Tenant’s failure to commence to cure such failure (except during an emergency or a Default during which no notice and cure opportunity need be afforded to Tenant), Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all reasonable costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord within thirty (30) days or promptly upon demand for all such amounts for which Tenant is liable.
     25.07 Landlord’s Right to Inspection. In addition to Landlord’s other rights of entry, access and inspection contained in this Lease, Landlord and its agents and representatives shall have a right of entry and access to the Premises during normal business hours upon providing Tenant with five (5) days written notice, for the purposes of (i) inspecting the documentation relating to Hazardous Materials or environmental matters maintained by Tenant or any occupant of the Premises; (ii) ascertaining the nature of the activities being conducted on the Premises and investigating whether Tenant is in compliance with its obligations under this Article 25 of this Lease; (iii) determining the type, kind, and quantity of all products, materials, and substances brought onto the Premises, or made or produced thereon, and (iv) performing such environmental investigations and assessments as Landlord may desire to perform in each case at Landlords sole cost and expense. The investigation and assessments may include reasonable subsurface or other invasive investigation of the Premises, including, but not limited to, soil borings and sampling of site soil and ground or surface water for laboratory analysis, as may be recommended by the Landlord’s consultant as part of its inspection of the Premises or based upon such other reasonable evidence of Environmental Conditions warranting such subsurface or other invasive investigation. Tenant will cooperate with Landlord and Landlord’s consultants and will supply, promptly upon request, any information reasonably requested to facilitate the completion of the environmental assessments and investigations. Tenant shall have the right to have a representative accompany the representative of the Landlord at all times in its sole discretion, and Landlord shall use reasonable efforts not to disrupt Tenant’s business operations at the Premises during such inspections.
     25.08 Tenant’s Covenant. Upon the discovery of an Environmental Condition caused by Tenant or any member of the Tenant Group:
     (i) promptly, but not later than three (3) business days after the discovery of the Environmental Condition, notify Landlord of the Environmental Condition;
     (ii) furnish security reasonably acceptable to Landlord to secure performance of Environmental Remediation and to assure Landlord that all necessary funds are readily available to Landlord to pay the costs and expenses of Environmental Remediation, in the event the Environmental Condition was caused by Tenant or any member of the Tenant Group;
     (iii) prior to commencement of any Environmental Remediation, submit a proposed scope of work for the Environmental Remediation, together with a timetable and a cost estimate, to Landlord for review and approval;
     (iv) after obtaining Landlord’s approval, diligently perform the approved Environmental Remediation;
     (v) comply with applicable release reporting requirements and provide Landlord with any information necessary for Landlord to comply with Environmental Laws; and
     (vi) obtain a so called “no further remediation letter” or comparable acknowledgment from each federal, state, or local governmental agency with jurisdiction over the Environmental Condition that the Premises have been fully remediated to commercial/ industrial cleanup objectives.
     25.09 Mold. Tenant acknowledges that mold spores are part of the natural environment and mold may grow indoors when mold spores land on moist locations. Tenant acknowledges the necessity of housekeeping, ventilation and moisture control (especially around plumbing, heating/ventilation/air conditioning systems, and exterior wall surfaces of corner rooms) for mold prevention. Tenant acknowledges that Tenant has inspected the Premises and confirms that Tenant has not observed mold, mildew or moisture within the Premises. Tenant agrees to notify Landlord promptly if material mold/mildew and/or moisture conditions (from any source, including leaks) are discovered and to take appropriate steps to repair leaks and remediate conditions. Tenant releases Landlord from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises.

     25.10 Indemnification. Notwithstanding anything contained in this Lease to the contrary, and except for Landlord’s negligence or willful misconduct, Tenant shall reimburse, defend, indemnify and hold Landlord and Landlord Indemnified Parties, free and harmless from and against any and all Claims, Response costs, losses, liabilities, damages, costs, and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ fees and costs, arising out of or in any way connected with any or all of the following:
          (a) any Hazardous Materials which are or were actually Managed, generated, stored, treated, released, disposed of or otherwise located on or at the Premises at any time during Tenant’s occupation of the Premises (regardless of the location at which such Hazardous Material may in the future be located or disposed of), including but not limited to, any and all (1) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any Hazardous Material; or (2) obligations to perform Environmental Remediation;
          (b) any actual or alleged illness, disability, injury, or death of any person; in any manner arising out of or allegedly arisen out of exposure to Hazardous Materials or other substances or conditions introduced to or existing at, on or under the Premises during Tenant’s occupation of the Premises;
          (c) any actual or alleged failure of Tenant or any member of the Tenant Group to comply with all applicable Environmental Laws;
          (d) any failure by Tenant or any member of the Tenant Group to comply with its obligations under this Article 25; and
          (e) any exacerbation of Pre-Existing Environmental Conditions.
In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 25 shall survive any termination or expiration of this Lease.
     25.11 No Liability of Landlord.
          (a) Landlord shall not have any liability to Tenant or any of its employees, agents, shareholders, officers or directors, or any other persons as a result of any Hazardous Materials located on the Premises now or at any time during the Tenant’s occupation of the Premises.
          (b) Tenant hereby waives and releases Landlord from all Claims arising from or relating to Hazardous Materials existing as of the Commencement Date.
     25.12 Underground Storage Tanks. Landlord acknowledges that Tenant operates and has the authority to operate and maintain two underground storage tank (“UST”) systems-,

including fuel dispensers, piping, ancillary equipment and associated above-ground storage tanks (collectively, “UST Systems”) at the Premises including: (a) an approximate 2,000 gallon UST which is used to store hydraulic oil; and (b) an approximate 2,000 gallon UST which is used to store diesel fuel. During the Lease Term, Tenant may install and operate additional UST Systems only after receiving Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. At the end of the Lease Term, Tenant shall remove and permanently close all UST Systems from the Premises in compliance with Environmental Laws and remediate site conditions (e.g., soil and groundwater) to the extent necessary to attain Illinois Tiered Approach to Corrective Action Objectives (“TACO”) for industrial/commercial properties, and , at a minimum, the physical removal of all UST Systems from the Premises shall occur at least sixty days before the end of the Term. As part of closing the UST Systems, Tenant shall not obtain closure or any “no further action letter” or comparable acknowledgement by relying on any Tier 3 analysis under the TACO or other comparable set of cleanup objectives or which would allow Hazardous Materials to remain on the Premises above TACO Tier 1 or Tier 2 objectives for industrial/commercial properties.
ARTICLE 26.
TITLE AND COVENANT AGAINST LIENS
Landlord’s title is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Building or the Land and, in case of any such lien attaching, to pay and remove or insure over same immediately and to indemnify, defend and save Landlord harmless therefrom. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Building or the Land, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to pay and remove same within twenty (20) days, Landlord, at its election, may upon written notice to Tenant, pay and satisfy the same and in such event the sums so paid by Landlord, with interest from the date of payment at the rate set forth in Section 27.07 for amounts owed Landlord by Tenant. Such sums shall be deemed to be additional rent due and payable by Tenant at once without notice or demand. Tenant’s obligations under this Article 26 shall survive the expiration or earlier termination of this Lease.
ARTICLE 27.
MISCELLANEOUS
     27.01 Successors and Assigns. Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

     27.02 Modifications in Writing. No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party unless in writing and signed by Landlord and Tenant.
     27.03 Definition of Tenant. The word “Tenant” whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies or other organizations, partnerships or other entities, or individuals, shall be assumed in all cases as though fully expressed in each case. In all cases where there is more than one Tenant, the liability of each shall be joint and several. Landlord shall have the right, at its discretion, to enforce Landlord’s rights under this Lease against each entity signing this Lease as Tenant, individually, or against all of such persons collectively, so that any one of the entities signing this Lease as Tenant shall be bound to the provisions of this Lease and shall be required to pay all of the Rent and other amounts from time to time owed by Tenant under this Lease.
     27.04 Definition of Landlord. The term “Landlord” as used in this Lease means only the owner or owners at the time being, of the Building or Premises, so that in the event of any assignment, conveyance or sale, once or successively, of said Building or Premises, or any assignment of this Lease by Landlord, said landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing after such sale, conveyance or assignment, the purchaser, grantee or assignee thereof shall assume all such covenants and obligations of the Landlord, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee provided Tenant’s rights under this Lease are not disturbed.
     27.05 Headings. The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.
     27.06 Time of Essence. Time is of the essence of this Lease and of all provisions hereof.
     27.07 Default Rate of Interest. All amounts, including, without limitation, Base Rent and Rent Adjustments, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the annual rate of four percent (4%) in excess of the rate of interest announced from time to time by J.P. Morgan Chase, as its prime, reference or corporate base rate, changing as and when said prime, reference or corporate base rate changes, unless a lesser rate shall then be the maximum rate permissible by law with respect thereto, in which event said lesser rate shall be charged.
     27.08 Severability. The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.
     27.09 Entire Agreement. Subject to the Restrictions, all understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease and the

Purchase Agreement, which alone fully and completely expresses the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant.
     27.10 Force Majeure. If either party fails to perform timely any of the terms, covenants and conditions of this Lease on such party’s part to be performed and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of such party (“Force Majeure”), then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause; except that the lack of money or the inability to pay or to otherwise satisfy an obligation through the payment of money shall not constitute a Force Majeure.
     27.11 Memorandum of Lease. This Lease shall not be recorded. However, a memorandum of this Lease in the form attached hereto as Exhibit B shall be executed, in recordable form, by both parties concurrently herewith and recorded by Tenant, at Tenant’s expense, with the official charged with recordation duties for the county in which the Premises are located, with directions that it be returned to Tenant.
     27.12 No Construction Against Preparer. This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.
     27.13 Waiver of Landlord’s Lien. Landlord hereby waives any statutory liens and any rights of distress with respect to the personal property of Tenant (including but not limited to trade fixtures, equipment and merchandise) from time to time located within the Premises (“Tenant’s Property”). This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Property. Landlord further agrees to execute and deliver such instruments reasonably requested by Tenant’s Lender and in a customary form reasonably acceptable to Landlord from time to time to evidence or effect the aforesaid waiver and agreements of Landlord.
     27.14 Investment Tax Credits. Landlord expressly waives and relinquishes in favor of Tenant any rights to claim the benefit of or to use any federal or state investment tax credits that are currently, or may become, available during the Term as a result of any installation of any equipment, furniture or fixtures installed by Tenant in or on the Premises whether or not such items become a part of the realty and agrees to execute and deliver to Tenant any election form required to evidence Tenant’s right to claim investment tax credits.
     27.15 Signage. Subject to the other terms and conditions of this Lease, Tenant shall be entitled to place a sign upon the Premises subject to compliance of any Law, and the Restrictions.

     27.16 Consent. Landlord’s granting of any consent under this Lease, or Landlord’s failure to object to any action taken by Tenant without Landlord’s consent required under this Lease, shall not be deemed a waiver by Landlord of its rights to require such consent for any further similar act by Tenant.
     27.17 No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the full amount stipulated herein as then required to be paid by Tenant in respect of Tenant’s obligations under this Lease for Rent or any other payments shall be deemed to be other than on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of any such amount be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such amount or pursue any other remedy provided in this Lease.
     27.18 Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.
     27.19 Tenant Authority. Tenant represents and warrants that it is duly formed and in good standing, and has full corporate, partnership or limited liability company power and authority, as the case may be, to enter into this Lease and has taken all corporate, partnership or limited liability company action, as the case may be, necessary to carry out the transaction contemplated herein, so that when executed, this Lease constitutes a valid and binding obligation of Tenant enforceable in accordance with its terms.
ARTICLE 28.
EXCULPATORY PROVISIONS
It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in the Building and Land; that neither Landlord nor its officers, directors, employees, partners, members, shareholders or agents shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually, or its officers, directors, employees, partners, members, shareholders or agents.
ARTICLE 29.
QUIET USE AND ENJOYMENT
If and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease) peaceably and quietly have, hold and enjoy the Premises for the Term hereby granted, including extensions, without molestation or disturbance by or from Landlord or any person or entity claiming through or under Landlord. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.
ARTICLE 30.
FINANCIAL STATEMENTS/CONFIDENTIALITY
Tenant agrees to furnish to Landlord upon request, but not more than annually a copy of its or if applicable, its parent’s audited financial statements. In addition to the financial statements, Landlord may from time to time obtain certain confidential and proprietary information concerning Tenant (the “Confidential Information”). Landlord agrees and acknowledges that Tenant retains all right title and interest in and to the Confidential Information and that the Confidential Information is intended solely for Landlord’s own limited use in evaluating its investment in the Premises (the “Permitted Use”). As unauthorized disclosure of the Confidential Information could cause harm to the business of Tenant, Landlord agrees that Tenant may seek and be entitled to injunctive relief (including specific performance), in the event of a breach of this provision. Landlord agrees that the Confidential Information provided is confidential in all respects, that Landlord will hold and treat it in the strictest of confidence, the Confidential Information will only be used for the Permitted Use and that Landlord will not disclose or permit anyone else to disclose the Confidential Information to any person, firm or entity without prior written authorization of Tenant, except that the information may be disclosed for the Permitted Use to the Landlord’s internal partners, shareholders, members and employees, accountants, advisors and lenders upon notification to such persons of the confidential nature of such information and the terms of this provision of the Lease (collectively “Permitted Parties”) or pursuant to a court order (provided Landlord notifies the Tenant prior to disclosure by court order, Landlord cooperates with the Tenant in any proceeding to obtain a protective order and only discloses the minimum required Confidential Information). Landlord will promptly provide Tenant with notice of any unauthorized disclosure of the Confidential Information or any other breaches of this provision.
ARTICLE 31.
RIGHT OF FIRST OFFER
     31.01 If Landlord desires to sell its interest in the Premises to a third-party (a “Transfer”), at any time on or before the expiration of this Lease, Landlord shall notify Tenant, in writing, at least thirty (30) days in advance of its intent to transfer the Premises (the “Transfer Notice”), together with a term sheet setting forth, in reasonable detail, the purchase price (the “Offered Price”) and the other material terms of the proposed Transfer (the “Purchase Offer”). Tenant shall have the right to purchase the Leased Premises at the Offered Price and upon the other terms and conditions of the Purchase Offer (the “Right of First Offer”) by providing written notice to the Landlord (the “Exercise Notice”) within thirty (30) days after Tenant’s receipt of the Transfer Notice (the “Transfer Notice Period”), in which case the Landlord and Tenant shall proceed to close such transaction during normal business hours on a date and at a place to be agreed upon, which shall be no later than sixty (60) days after delivery of the Exercise Notice (the “Outside Date”). If Tenant elects not to purchase the Premises or fails to notify Landlord of its election to purchase the Premises prior to the expiration of the Transfer Notice Period, Landlord may proceed with the proposed Transfer; provided, however, that (i) the Transfer is made in exchange for consideration worth no less than ninety percent (90%) of the Offered Price and otherwise on substantially similar terms as those set forth in the Purchase Offer, (ii) such Transfer is completed within one hundred eighty (180) days of the Purchase Offer (provided, however, if Landlord has entered into a purchase agreement within such one hundred eighty (180) day period, and provided notice thereof to Tenant within such one hundred eighty (180) day period, Landlord shall have an additional sixty (60) day period to complete the sale of the Premises) and (iii) Tenant shall have a continuing first right to purchase as provided above. In the event that the Transfer will not satisfy the requirement set forth in clause (i) above, Tenant shall have a period of five (5) business days following receipt of notice from Landlord of the revised terms of the proposed transfer, to purchase the Premises for the revised terms in accordance with the terms of this Article 31.
     31.02 If Tenant timely elects to purchase the Leased Premises and thereafter fails to consummate the purchase pursuant to the terms, conditions and time periods set forth in the Purchase Offer and this Lease, except to the extent of a default by Landlord under the Purchase Offer, then this Right of First Offer shall terminate and be of no further force and effect an shall not apply to any further sales of the Premises.
ARTICLE 32.
CROSS DEFAULT
     32.01 Landlord and Tenant acknowledge that pursuant to that certain Purchase and Sale Agreement of even date herewith between Landlord and Tenant, simultaneously herewith the parties hereto or their subsidiaries have entered into separate leases, in substantially the same form as this Lease, relating to the properties described in Exhibit C attached hereto (the “Other Leases”). Landlord and Tenant agree, that so long as (i) CenterPoint Properties Trust or any entity which controls, is controlled by or is under common control with CenterPoint Properties Trust, (a “Controlled Affiliate”) shall be the landlord under this Lease and the Other Leases, or (ii) the landlord under this Lease and the Other Leases is the same person or entity or an entity which controls, is controlled by or is under common control with such landlord, (a “Landlord Affiliate”) that a Default under this Lease shall be deemed a Default under the Other Leases and that a Default (as defined in the Other Leases) under the Other Leases shall be deemed a Default under this Lease. This cross-default provision in this Lease shall be terminated and null and void upon a permitted assignment of this Lease pursuant to Article 12 above or upon a change in the landlord under this Lease or the other Leases (other than to a Controlled Affiliate or Landlord Affiliate).

ARTICLE 33.
SECURITY DEPOSIT
     33.01 Security Deposit. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the amount of Nine Hundred Thousand and No/100 Dollars ($900,000.00) (“Security Deposit”) as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If a Default occurs, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any sum then due hereunder or which Landlord may expend or be required to expend by reason of the occurrence of such Default, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re entry by Landlord. If any of the Security Deposit shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, within five days of written demand therefor by Landlord, pay to Landlord such additional sums as may be necessary to restore the Security Deposit to the original amount set forth in the first Section of this Lease. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the Security Deposit, or the balance thereof, shall be returned to Tenant within three (3) business days after all of the following: (a) the time fixed as the expiration of the Term of this Lease; (b) the removal of Tenant from the Premises; and (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease. Except as otherwise required by law, Tenant shall not be entitled to any interest on the Security Deposit. In the absence of evidence reasonably satisfactory to Landlord of an assignment of the right to receive the Security Deposit or the remaining balance thereof, Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of this Lease.
     33.02 Letter of Credit.
          (a) Notwithstanding the foregoing, the Security Deposit may, at the option of Tenant, be in the form of an unconditional and irrevocable letter of credit (hereinafter referred to as the “Letter of Credit”) in the amount of the Security Deposit, in the form attached hereto as Exhibit E and issued by a bank reasonably satisfactory to Landlord. The first such Letter of Credit shall expire no earlier than thirty (30) days after the first (1st) anniversary of the Commencement Date and all subsequent replacement Letters of Credit shall expire no earlier than twelve (12) months from the expiry date of the then outstanding and expiring Letter of Credit. The Letter of Credit may contain an “evergreen clause” providing that the Letter of Credit shall automatically renew for one year intervals unless thirty (30) days prior to any expiration date, Landlord is notified in writing by certified mail from the Letter of Credit issuer that the Letter of Credit will not be renewed. Otherwise, Tenant shall ensure that at all times during the term of this Lease and for thirty (30) days after expiration of the Term, an unexpired Letter of Credit in the face amount of the Security Deposit or cash in such amount shall be in the possession of Landlord. During the Term, Tenant shall deliver a replacement Letter of Credit to Landlord no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit. Failure by Tenant to deliver any replacement Letter of Credit as required above shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the Security Deposit under this Lease. Each Letter of Credit shall be for the benefit of Landlord and its successors and assigns and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants or conditions of this Lease, including, but not limited to, payment of Base Rent, Additional Rent, or any other amount payable by Tenant hereunder, and such default is not cured by Tenant within the applicable notice and cure periods contained in this Lease, if any, Landlord may draw upon the Letter of Credit in part or in whole and may use, apply or retain the whole or any part of the proceeds thereof or any cash or other Security Deposit for any such payment, or for any other sum which Landlord may expend or be required to expend by reason of Tenant’s default, including without limitation any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have occurred before or after any re-entry by Landlord. If the Letter of Credit shall be so drawn upon or otherwise if any of the Security Deposit shall be so used, applied or retained in each such instance, upon the written demand therefor by Landlord, pay to Landlord such additional sum as may be necessary to restore the Security Deposit or deliver a replacement Letter of Credit.
     33.03 Successors. Landlord may deliver the Letter of Credit or any cash Security Deposit funds deposited hereunder by Tenant to the transferee of Landlord’s interest in the Project in the event that such interest is transferred, and thereupon Landlord shall be discharged from any further liability with respect to said Letter of Credit or cash Security Deposit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee in possession, or successor in title to the Project for any Letter of Credit or cash Security Deposit required by Landlord hereunder, unless said Letter of Credit or sums have actually been received by or credited to said mortgagee as security for Tenant’s performance of this Lease, in which event Landlord shall remain liable for such Letter of Credit or cash Security Deposit. Tenant shall be responsible to pay any fees imposed by the bank issuing said replacement letter of credit or for transferring the letter of credit to the transferee.
     33.04 Reduction of Security Deposit.
          (a) The amount of the Security Deposit shall decrease by Eighty Thousand and 00/100 Dollars ($80,000.00) annually for five (5) years beginning with the sixth (6th) Lease Year, provided that a Default does not exist at such time and provided the Threshold Tests are satisfied by Tenant or its guarantor, if applicable, at the time of such determination. If any of the Threshold Tests are not met in any given year, the Security Deposit shall remain unchanged.
          (b) If at any time the Threshold Tests (defined below) have been satisfied and Tenant or its guarantor, if applicable, has received a rating equal to or better than: (i) NAIC 2 from the National Association of Insurance Commissioners or (ii) BBB from Standard & Poor’s (or its equivalent from another rating agency) (the “Threshold Rating”), then the requirement for Tenant to maintain the Security Deposit shall be terminated and the Letter of Credit shall be cancelled and promptly be returned by Landlord to Tenant (the “Security Deposit Termination”). Notwithstanding the foregoing, if after a Security Deposit Termination has occurred, Tenant or its guarantor, as applicable, fails to satisfy the Threshold Test or the Threshold Rating, then Tenant’s Security Deposit obligation under this Section 33 shall be reinstated and within thirty (30) calendar days of the rating downgrade or failure to satisfy the Threshold Test, Tenant shall deliver to Landlord a Letter of Credit in an amount equal to the amount of the Security Deposit previously required under the Lease, but taking into account any reductions under Section 33.04(a) above which would have been applicable. Tenant shall pay any and all costs and expenses in connection with the issuance of a new Letter of Credit.
          (c) Except with respect to a Security Deposit Termination, the Security Deposit shall not be reduced below Two Hundred Thousand and No/100 Dollars ($200,000.00).
          (d) The term “Threshold Tests” shall mean: If, during any quarter, tenant or its guarantor, if applicable, has attained the following: (i) a tangible net worth of at least Fifty Million and 00/100 Dollars ($50,000,000.00), (ii) an EBITDA greater than or equal to Fifty Million and 00/100 Dollars ($50,000,000.00), and (iii) a Net Debt to EBITDA ratio less than or equal to Three and One Quarter (3.25). For purposes of this Lease, EBITDA shall mean Operating Income from Continuing Operations before interest, taxes, depreciation and amortization as set forth on the Income Statement and Cash Flow Statement of Tenant or its guarantor, if applicable, to be calculated on a trailing twelve (12) month basis, using the Tenant’s or its guarantor’s, if applicable, most recent quarterly financial statements. “Net Debt” shall mean Total Manufacturing Debt plus any Capital Leases less Cash as set forth on the applicable quarterly financial statements.

     IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:		TENANT:

CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust		ELGIN SWEEPER COMPANY, a Delaware corporation

By:		By:

	Name:	Name:

	Title:	Title:

By:

Name:

Title:

EXHIBIT A
LEGAL DESCRIPTION OF LAND
LOT 1 IN ELGIN-VICTOR INDUSTRIAL PARK UNIT 1, BEING A SUBDIVISION OF PART OF THE NORTHEAST QUARTER OF SECTION 31 AND PART OF THE NORTHWEST QUARTER OF SECTION 32, TOWNSHIP 41 NORTH, RANGE 9 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED DECEMBER 9, 1966 AS DOCUMENT 20019150, IN COOK COUNTY, ILLINOIS.

A-1

EXHIBIT B
FORM OF MEMORANDUM OF LEASE

Parcel ID #
This Instrument Prepared By and Upon
Recordation return to:

MEMORANDUM OF LEASE
     THIS MEMORANDUM OF LEASE (“Memorandum”) made as of the                 day of                      , 2008, by and between                                            , a(n)                                            (“Tenant”), and                                         , a(n)                     (“Landlord”).
WITNESSETH:
     1. Premises. Landlord and Tenant have entered into a lease (“Lease”) dated                     , 2008, for that certain real property lying, being and situate in the County of                     , City of                     , State of Illinois, more particularly described on EXHIBIT A attached hereto and made a part hereof, together with the building containing approximately                      (                    ) square feet (“Premises”).
     2. Term and Extension Options. The Lease has an initial term of                      (     ) years, subject to extension (at Tenant’s option) as provided therein for      (     ) successive additional periods of                      (     ) years each.
     3. Incorporation of Lease. This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference. This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease. In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.
     4. Binding Effect. The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

LANDLORD:

___ a(n)

By:
Print Name:
Print Title:

Date: _______, 20___

TENANT:
.

a

By:
Print Name:
Print Title:

Date: _______, 20___

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF	)
     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                      , whose name as                       of                       , a                      , is signed to the foregoing instrument, who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said                                         .
     Given under my hand and official seal this       day of ___, 20___

Notary Public
State of
My Commission expires:

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF	)
     I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                      , whose name as                        of                      , a                      , is signed to the foregoing instrument, who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said                                         .
     Given under my hand and official seal this       day of                     , 20

Notary Public
State of
My Commission expires:

EXHIBIT C
LIST OF OTHER LEASES

			Allocation of
	Initial Annual Base	Initial Monthly	Letter of Credit
Property	Rent	Base Rent	Amount
2645 Federal Signal	$1,866,863.00	$155,572.00	$900,000.00
Drive, University Park, Illinois

C-1

EXHIBIT D
FORM OF ESTOPPEL LETTER
                                              (the “Tenant”) hereby certifies to CENTERPOINT PROPERTIES TRUST, a Maryland real estate investment trust (the “Landlord”) and                                         , a(n)                                          (“Purchaser/Lender”) as follows:
     1. Pursuant to that certain Lease dated                     ,            (the “Lease”) with Tenant, Tenant leases the land, building and other improvements commonly known as                                          (the “Premises”). The Lease, as amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord for the Property. There are not amendments, modifications or supplements to the Lease, whether oral or written except as follows (include the date of each amendment, modification or supplement):                                         . A true and correct copy of the Lease, as amended, modified and supplemented, is attached hereto as Exhibit “A”.
     2. The term of the Lease began on                                ,            and will end on                                 ,           .
     3. The Lease [does] [does not] provide for an option to extend the term of the Lease for                      years. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, to lease other space at the Property, nor any preferential right to purchase all or any part of the Premises.
     4. Tenant has neither sent nor received any notice of default under the Lease which remains uncured and has no knowledge that either Landlord or Tenant are in default under the Lease except as follows:                                                     .
     5. Tenant is currently paying [Base Monthly] Rent under the Lease in the amount of $                                 and Tax Deposits in the amount of $                     and Expense Deposits in the amount of $                    .
     6. Tenant has not prepaid any rent or other charge under the Lease to Landlord other than the following:                                                     .
     7. A [cash][letter of credit] security deposit in the amount of $                     has been paid to and is presently held by Landlord under the Lease, and Tenant has not given Landlord any other security or similar deposit.
Dated this       day of ______, 200__.

[NAME OF TENANT]
By:
Name:
Title:

D-1

EXHIBIT E
FORM OF LETTER OF CREDIT
IRREVOCABLE LETTER OF CREDIT

Applicant:	Federal Signal Corp. 1415 W 22nd, #1100 Oak Brook, Il 60523

Beneficiary:	CENTERPOINT PROPERTIES TRUST 1808 Swift Road Oak Brook, Illinois 60523-1501 Attention: Paul S. Fisher

Amount:	Six hundred thousand AND /100 DOLLARS ($600,000)
Ladies and Gentlemen:
     We hereby establish our Irrevocable Letter of Credit No.                     , in favor of the above-described Beneficiary, for the account of the above-described Applicant, in an aggregate amount not exceeding six hundred thousand AND /100 DOLLARS ($600,000). This Letter of Credit shall automatically expire at 5:00 p.m. Chicago Time on July 1, 2009 (“Expiration Date”) provided, however, that this Letter of Credit shall be shall automatically renewed for one (1) year periods thereafter ending not earlier than June 30, 2013. Notwithstanding the foregoing, we shall have the right not to renew this Letter of Credit on written notice to Landlord not less than sixty (60) days prior to the then current Expiration Date.
     It is a condition of this letter of credit that it shall be deemed to be automatically extended for one (1) year from the present or any future expiration date hereof, unless at least sixty (60) days prior to any such date, we shall notify you in writing by registered mail/courier that we elect not to consider this letter of credit renewed for any such additional period.
     Funds under this Letter of Credit are available to you against your sight drafts drawn on us, purportedly signed by your, an authorized officer stating on their face: “Drawn under Irrevocable Standby Letter of Credit No.                     ” and accompanied by this original Letter of Credit for endorsement and a certification by an officer of Centerpoint Properties Trust, as landlord stating that the drawing is as per the terms of the under that certain Lease dated July 2, 2008, by and between Centerpoint Properties Trust and Federal Signal Corporation, as tenant (the “Lease”). Centerpoint Properties Trust shall be entitled to the draw requested pursuant to the terms of the Lease. No other documentation, action or inquiry shall be required. Partial draws are permitted.
     Beneficiary shall have the right to transfer this Letter of Credit at no cost to Beneficiary.
This Credit is transferable one or more times and only in the full amount available to be drawn under this Credit at the time of such transfer. Any such transfer may be effected only through the bank upon presentation to the bank at 111 W. Monroe Street, 17th Floor W., Chicago, Illinois 60603, Attn: Standby Letter of Credit Unit, of a duly executed instrument to transfer on the bank’s attached form, together with the original of this Credit. Any transfer of this Credit may not change the place of expiration of this Credit

E-1

from the above-specified office. All proposed transfers are subject to review and our approval for compliance with U.S. treasury and U.S. department of Commerce Regulations.
The insolvency or related proceeding of the applicant, will not affect the beneficiary’s right to draw under this Letter of Credit.
In requesting the issuance of this Irrevocable Letter of Credit, the Applicant expressly acknowledges and agrees that any insolvency or related proceeding of the Applicant shall in no way alter or affect the beneficiary’s right to draw under the terms here-in. We undertake that drafts drawn and presented in conformity with the terms of this Letter of Credit will be duly honored. This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits, 2007 Revision, International Chamber of Commerce Publication No. 600. The number of the Credit and the name of our Bank must be quoted on all drafts required.

By:
Authorized Officer

E-2

SCHEDULE 2.01
BASE RENT

Year	Base Rent
1	$1,269,514.00
2	$1,294,905.00
3	$1,320,803.00
4	$1,347,219.00
5	$1,374,163.00
6	$1,401,646.00
7	$1,429,679.00
8	$1,458,273.00
9	$1,487,438.00
10	$1,517,187.00
11	$1,547,531.00
12	$1,578,482.00
13	$1,610,051.00
14	$1,642,252.00
15	$1,675,097.00

Schedule 2.01-1

SCHEDULE 7.03
TRADE FIXTURES AND PERSONAL PROPERTY
All apparatus, personal property, trade fixtures, inventory, equipment, machinery, fittings, furniture, furnishings, chattel, materials and supplies located on and used in, or related to Lessee’s business, including, but not limited to, overhead cranes, mainframe computers, kitchen equipment and telephone and similar systems and articles of personal property of every kind and nature whatsoever, and any additions, replacements, accessions and substitutions thereto or therefor, and all proceeds of all of the foregoing, or any part of the foregoing used or usable in connection with any present or future operation or letting (or subletting) of the Premises or the activities at any time conducted thereon and now or hereafter owned by Lessee or by any sublessee or other person or entity using all or any part of the Premises by, through, or under (or with the express or implied consent of) Lessee; and also including the following:
1300 W. Bartlett Road, Elgin, IL
Air Make Up units
Several Overhead Cranes 30+
Shot Blast Booth with in ground pits
Paint Booths with in ground pits

Schedule 7.03-1